EXHIBIT 4.1




                      FIRST DEPOSIT CORPORATION 401(k) PLAN

                  (Amended and Restated as of January 1, 1992)





                                TABLE OF CONTENT



article 1         Introduction.................................................1

article 2         Definitions..................................................1

         2.1      "Account"....................................................1

         2.2      "Actual Contribution Percentage".............................1

         2.3      "Actual Deferral Percentage".................................1

         2.4      "Affiliate"..................................................1

         2.5      "Annual Additions"...........................................2

         2.6      "Beneficiary"................................................2

         2.7      "Board"......................................................2

         2.8      "Break in Service"...........................................2

         2.9      "Code".......................................................2

         2.10     "Committee"..................................................2

         2.11     "Company"....................................................2

         2.12     "Company Stock"..............................................2

         2.13     "Compensation"...............................................2

         2.14     "Contribution Rate"..........................................4

         2.15     "Deferral Rate"..............................................5

         2.16     "Defined Benefit Plan Fraction"..............................5

         2.17     "Defined Contribution Plan Fraction".........................6

         2.18     "Disability".................................................6

         2.19     "Early Retirement"...........................................6

         2.20     "Effective Date".............................................6

         2.21     "Eligible Employee"..........................................6

         2.22     "Employee"...................................................7

         2.23     "Employer"...................................................7

         2.24     "Employer Contributions".....................................7

         2.25     "Employer Matching Contributions"............................7

         2.26     "Employer Matching Contributions Account"....................7

         2.27     "Employment Commencement Date"...............................7

         2.28     "Entry Date".................................................7

         2.29     "ERISA"......................................................7

         2.30     "Excess Aggregate Contributions".............................8

         2.31     "Excess Contributions".......................................8

         2.32     "Excess Elective Deferrals"..................................8

         2.33     "First Flex Credits".........................................9

         2.34     "First Flex Plan"............................................9

         2.35     "Five-Year Break in Service".................................9

         2.36     "Forfeiture".................................................9

         2.37     "401(k) Account".............................................9

         2.38     "401(k) Agreement"...........................................9

         2.39     "401(k) Contributions".......................................9

         2.40     "Hardship"...................................................9

         2.41     "Highly Compensated Employee"................................9

         2.42     "Hour of Service"...........................................11

         2.43     "Investment Fund"...........................................11

         2.44     "Investment Manager"........................................11

         2.45     "Limitation Year"...........................................12

         2.46     "Non-Highly Compensated Employee"...........................12

         2.47     "Normal Retirement Age".....................................12

         2.48     "Participant"...............................................12

         2.49     "Period of Service".........................................12

         2.50     "Period of Severance".......................................12

         2.51     "Plan"......................................................12

         2.52     "Plan Year".................................................12

         2.53     "Profit Sharing Contributions"..............................13

         2.54     "Profit Sharing Contributions Account"......................13

         2.55     "Qualified Matching Contributions"..........................13

         2.56     "Qualified Matching Contributions Account"..................13

         2.57     "Qualified Nonelective Contributions".......................13

         2.58     "Qualified Nonelective Contributions Account"...............13

         2.59     "Reemployment Commencement Date"............................13

         2.60     "Required Beginning Date"...................................13

         2.61     "Review Panel"..............................................13

         2.62     "Rollover Account"..........................................14

         2.63     "Rollover Contribution".....................................14

         2.64     "Salary"....................................................14

         2.65     "Severance from Service Date"...............................15

         2.66     "Trust".....................................................15

         2.67     "Trust Agreement"...........................................15

         2.68     "Trustee"...................................................15

         2.69     "Valuation Date"............................................15

         2.70     "Voluntary Contributions"...................................15

         2.71     "Voluntary Contributions Account"...........................15

         2.72     "Year of Service"...........................................15

article 3         eligibility and participation...............................16

         3.1      Eligibility to Become a Participant.........................16

         3.2      Participation in 401(k) Contributions.......................16

         3.4      Reestablishing Eligible Employee Status and Plan Reentry....16

         3.5      Termination of Participation................................16

         3.6      No Maximum Age..............................................17

article 4         Contributions...............................................17

         4.1      401(k) Contributions........................................17

         4.2      Voluntary Contributions.....................................19

         4.3      401(k) Agreement............................................19

         4.4      Employer Contributions......................................20

                  (a) Profit Sharing Contributions............................20

                  (b) Employer Matching Contributions.........................20

         4.5      Qualified Nonelective Contributions.........................20

         4.6     Qualified Matching Contributions.............................21

         4.7      Time of Payment.............................................21

         4.8      Rollover Contributions......................................21

         4.9      Nondiscrimination Requirements..............................22

                  (a) Actual Deferral Percentage Test.........................22

                  (b) Correction Methods to Meet Actual Deferral
                      Percentage Test.........................................23

                  (c) Special Rules for Actual Deferral Percentage
                      Limit Testing...........................................23

                  (d) Actual Contribution Percentage Test.....................25

                  (e) Correction Methods to Meet Actual Contribution
                      Percentage Test.........................................25

                  (f) Special Rules for Actual Contribution Percentage
                      Limit Testing...........................................26

                  (g) Prevention of Multiple Use..............................27

         4.10     Reversion of Contributions..................................28

         4.11     Other Limitations on Contributions..........................28

article 5         Participants'Accounts.......................................30

         5.1      Individual Accounts.........................................30

         5.2      Revaluation of the Trust....................................30

         5.3      Statements..................................................31

         5.4      Allocation of Investment Income.............................31

article 6         Investment of Participant's Accounts........................31

         6.1      Investment Control..........................................31

         6.2      Selection of Investment Funds...............................31

         6.3      Investment of Accounts......................................31

         6.4      Change of Investment Election as to Future Contributions....32

         6.5      Transfers Between Investment Funds..........................32

article 7         Vesting.....................................................32

         7.1      Fully Vested Subaccounts....................................32

         7.2      Vesting of the Profit Sharing Contributions Account.........32

         7.3      Vesting of the Employer Matching Contributions Account......33

         7.4      Change in Vesting Schedule..................................33

         7.5      Forfeitures.................................................33

         7.6      Vesting on Reemployment.....................................35

article 8         Plan distributions..........................................35

         8.1      Events Permitting Distribution..............................35

         8.2      Applicable Distribution and Withdrawal Provisions...........36

         8.3      Time of Distribution to Participant.........................36

         8.4      Time of Distribution of Death Benefits......................37

         8.5      Latest Time of Distribution.................................37

         8.6      Small Benefits:  Immediate Payment..........................37

         8.7      Form of Distribution to Participant.........................37

         8.8      Qualified Joint and Survivor Annuity Provisions.............38

                  (a) Waiver of Qualified Joint and Survivor Annuity..........38

                  (b) Notice and Explanation Requirements.....................39

                  (c) Definition of Annuity Starting Date.....................39

         8.9      Qualified Preretirement Survivor Annuity Provisions.........39

                  (a) Qualified Preretirement Survivor Annuity................39

                  (b) Waiver of Qualified Preretirement Survivor Annuity......40

                  (c) Notice and Explanation Requirements.....................40

                  (d) Alternative Forms of Death Benefit......................40

         8.10     Distribution of Death Benefit...............................41

         8.11     Beneficiary Designation; Spousal Consent Rights.............41

         8.12     Minimum Required Distributions; Incorporation
                  of Regulations..............................................42

         8.13     Direct Rollover.............................................43

         8.14     Withholding on Distributions................................44

         8.15     Deferred Distribution.......................................44

         8.16     Determination of Account Balance............................44

         8.17     Reemployment of Participants Receiving Payments.............44

         8.18     No Liability................................................44

article 9         Withdrawals While Employed..................................45

         9.1      Withdrawals From Voluntary Contributions Account............45

         9.2      Withdrawals From Rollover Account...........................45

         9.3      Withdrawals From 401(k) Account.............................45

         9.4      Withdrawals from Profit Sharing Contributions Account
                  and Employer Matching Contributions Account.................45

         9.5      Company Consent.............................................45

         9.6      Hardship Withdrawal Rules...................................45

         9.7      Frequency and Source of Withdrawals.........................47

         9.8      Payment of Withdrawals......................................47

         9.9      Valuation Date..............................................47

article 10        Loans from the plan.........................................47

         10.1     Eligibility for Loans.......................................47

         10.2     Amount of Loans.............................................47

         10.3     Aggregate Loan Limitation...................................48

         10.4     Loan Requirements...........................................48

         10.5     Loan Policy.................................................48

         10.6     Segregated Investment.......................................49

article 11        Funding Policy And Method...................................49

         11.1     Contributions...............................................49

         11.2     Expenses of the Plan........................................49

         11.3     Cash Requirements...........................................49

         11.4     Independent Accountant......................................49

article 12        Fiduciary Responsibilities And Plan Administration..........50

         12.1     Plan Sponsor and Plan Administrator.........................50

         12.2     Administrative Responsibilities.............................50

         12.3     Management of Plan Assets...................................50

         12.4     Trustee and Investment Managers.............................50

         12.5     Delegation of Fiduciary Responsibilities....................51

         12.6     Service in Several Fiduciary Capacities.....................51

         12.7     Appointment of the Committee................................51

         12.8     Indemnification.............................................52

article 13        Claims Procedures...........................................52

         13.1     Application for Benefits....................................52

         13.2     Denial of Application.......................................52

         13.3     Review Panel................................................52

         13.4     Request for Review..........................................52

         13.5     Decision on Review..........................................53

         13.6     Rules and Interpretations...................................53

         13.7     Exhaustion of Remedies......................................53

article 14        Amendment or discontinuance of the plan.....................53

         14.1     Amendments..................................................53

         14.2     Merger, Consolidation or Transfer...........................53

         14.3     Right to Terminate Plan.....................................54

         14.4     Employer's Rights and Obligations Upon Plan Termination.....54

         14.5     Participants'Rights Upon Plan Termination...................54

article 15        Top-Heavy Provisions........................................54

         15.1     Top-Heavy Plan Defined......................................54

         15.2     Other Definitions...........................................55

         15.3     Top-Heavy Accrual Rules.....................................56

         15.4     Impact on Contribution Limitations..........................57

article 16        General Provisions..........................................57

         16.1     No Implied Employment Contract..............................57

         16.2     Benefits Not Assignable.....................................57

         16.3     Qualified Domestic Relations Order..........................58

         16.4     Payments of Benefits to Infants or Incompetents.............58

         16.5     Unclaimed Benefits..........................................58

         16.6     Source of Benefits..........................................58

         16.7     Forms of Plan Communications................................58

         16.8     IRS Qualification...........................................59

         16.9     Construction of Plan........................................59

         16.10    Governing Law...............................................59

         16.11    Severability................................................59

article 17        Execution...................................................59









                      FIRST DEPOSIT CORPORATION 401(k) PLAN

                  (Amended and Restated as of January 1, 1992)

                                   Article 1

                                  Introduction

The First Deposit Corporation 401(k) Plan is amended and restated in its entirety effective as of January 1, 1992, except as provided elsewhere in the Plan.

The Plan as amended and restated is intended to qualify as a profit-sharing plan under Sections 401(a) and 501 of the Code, with a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. Notwithstanding the foregoing, contributions to the Plan shall be determined without regard to profits of the Employer or any Affiliate of the Employer. This Plan shall be maintained for the exclusive benefit of the Participants and their Beneficiaries.

The Plan is intended to be an "eligible  individual  account plan" as defined in
Section 407(d)(3)(A) of ERISA. Accordingly, the Trustee is authorized to invest and hold up to one hundred percent of the assets of the Trust established pursuant to the Plan in Company Stock.

The Plan was originally effective on January 1, 1986 and was subsequently amended and restated effective as of January 1, 1987.

                                   Article 2

                                   Definitions

The following terms when used in the Plan shall have the meanings specified below. Words in the masculine, feminine and neuter gender shall be deemed to include the other, and words in the singular shall include the plural and vice versa, unless a different meaning is plainly required by the context:

     2.1 "Account" means, to the extent applicable to a Participant, the aggregate of the separate accounts and subaccounts maintained under the Plan and held by the Trustee for the benefit of a Participant, as described in Articles 5 and 6.

     2.2 "Actual Contribution Percentage" means the average of the Contribution Rates (calculated separately for each Eligible Employee) of the Eligible Employees in a group.

     2.3 "Actual Deferral Percentage" means the average of the Deferral Rates (calculated separately for each Eligible Employee) of the Eligible Employees in a group.

     2.4 "Affiliate" means any corporation or other trade or business (whether or not incorporated) that, together with the Employer, is a member of a "controlled group of corporations" or is under "common control" as defined in
Section 414(b) or 414(c) of the Code, respectively, is a member of an "affiliated service group" as defined in Section 414(m) of the Code, or is required to be treated as a single employer pursuant to regulations under
Section 414(o) of the Code, but only to the extent provided in any such regulations. An entity shall be considered an Affiliate only with respect to periods during which the relationship described above exists.

     2.5 "Annual Additions" means, to the extent applicable under the Plan, the sum of the following amounts credited to a Participant's Account for any Limitation Year:

          (a) 401(k) Contributions;

          (b) Employer Contributions;

          (c) Voluntary Contributions;

          (d) Qualified Matching Contributions;

          (e) Qualified Nonelective Contributions;

          (f) Allocated Forfeitures; and

          (g) Amounts described in Sections 415(l)(1) and 419A(d)(2) of the Code.

Notwithstanding the foregoing, Excess Elective Deferrals that are distributed in accordance with Subsection 4.1(d) of the Plan are not Annual Additions. However, Excess Contributions and Excess Aggregate Contributions that are distributed (or in the case of Excess Aggregate Contributions, that are forfeited) in accordance with Paragraphs 4.9(b)(1) and (e)(1) of the Plan, respectively, are Annual Additions.

     2.6 "Beneficiary" means the person or persons entitled under Section 8.11 to receive any Plan benefit payable pursuant to Section 8.10 following the death of a Participant.

     2.7 "Board" means the Board of Directors of the Company, as constituted from time to time.

     2.8 "Break in Service" means, for purposes of eligibility and vesting, any one year Period of Severance.

     2.9 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.10 "Committee" means the 401(k) Plan Committee referred to in Section 12.7(a), if appointed as provided in Section 12.7.

     2.11 "Company" means First Deposit Corporation and any successor thereto.

     2.12 "Company Stock" means common stock of Capital Holding Corporation.

     2.13 "Compensation" means for a Plan Year an Eligible Employee's

          (a) wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer or any Affiliate to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements or other expense allowances under a nonaccountable plan (as described in Treasury Regulations Section 1.62-2(c))).

Subsection (a) includes foreign earned income (as defined in Section 911(b) of the Code), whether or not excludable from gross income under Section 911 of the Code. The amount in Subsection (a) shall be determined without regard to the exclusions from gross income under Sections 931 and 933 of the Code.

          (b) However, the following items shall be excluded from Compensation:

               (1) contributions made by the Employer to a plan of deferred compensation to the extent that, before the application of the limitations of
Section 415 of the Code to that plan (including this Plan), the contributions are excludable from the Employee's gross income for the taxable year in which contributed;

               (2) Employer contributions made on behalf of the Employee under a simplified employee pension described in Section 408(k) of the Code for the taxable year in which contributed;

               (3) Distributions from a plan of deferred compensation (including this Plan), regardless of whether such amounts are includable in the gross income of the Employee when distributed, provided that any amounts received by an Employee pursuant to an unfunded nonqualified plan, other than the First Deposit Equity Unit Plan and the First Deposit Equity Unit Purchase Option, shall be considered as Compensation for the year in which the amounts are includable in the gross income of the Employee;

               (4) amounts realized from the exercise of a nonqualified stock option or amounts realized under Section 83(a) of the Code when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code and the regulations thereunder);

               (5) amounts realized from the sale, exchange or other disposition of stock acquired through the exercise of a qualified or incentive stock option; and

               (6) other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are excludable from the gross income of the Employee), or contributions made by the Employer (whether or not under a salary reduction agreement) toward the purchase of an annuity contract described in Section 403(b) of the Code (whether or not such contributions are excludable from the gross income of the Employee).

Notwithstanding the foregoing, for purposes of determining whether an individual is a Highly Compensated Employee or a Key Employee, Compensation shall be determined without regard to Sections 125, 402(e)(3) (prior to January 1, 1993, 402(a)(8)), and 402(h)(1) of the Code, and in the case of employer contributions made pursuant to a salary reduction agreement, without regard to Section 403(b) of the Code. For purposes of calculating an Eligible Employee's Contribution Rate or Deferral Rate and allocating Profit Sharing Contributions and Qualified Nonelective Contributions under Article 4 (but not for purposes of the limitations contained in Section 4.11), Compensation shall include: (i) 401(k) Contributions, (ii) other elective contributions that are made by the Employer or an Affiliate on behalf of its Employees that are not includable in gross income under Sections 125 (prior to January 1, 1994, Compensation shall exclude First Flex Credits that are used to purchase insurance benefits pursuant to the terms of the First Flex Plan), 402(e)(3) (prior to January 1, 1993, 402(a)(8)), 402(h), and 403(b) of the Code, (iii) Compensation deferred under an eligible deferred compensation plan within the meaning of Section 457(b) of the Code (deferred compensation plans of state and local governments and tax-exempt organizations), and (iv) employee contributions (under governmental plans) described in Section 414(h)(2) of the Code that are picked up by the employing unit and thus are treated as employer contributions.

Compensation of an Eligible Employee taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $200,000, as adjusted for cost-of-living increases at the same time and in the same manner as under Section 415(d) of the Code (effective for Plan Years beginning after December 31, 1993, $150,000 as adjusted in the manner permitted under Section 401(a)(17) of the Code). If the period for determining Compensation used in calculating an Eligible Employee's allocation for a Plan Year is a short Plan Year (i.e., shorter than twelve (12) months), the annual Compensation limit is an amount equal to the otherwise applicable annual Compensation limit multiplied by the fraction, the numerator of which is the number of months in the short Plan Year, and the denominator of which is twelve (12). In determining the Compensation of an Eligible Employee for purposes of this limitation, the family aggregation rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Eligible Employee and any lineal descendants of the Eligible Employee who have not attained age 19 before the close of the year. If, in complying with Section 414(q)(6) of the Code, the $200,000 (effective for Plan Years beginning after December 31, 1993, $150,000) limitation (as adjusted) is exceeded, then the $200,000 (effective for Plan Years beginning after December 31, 1993, $150,000) limitation shall be prorated among the affected individuals in proportion to each individual's Compensation as determined under this Section 2.13 prior to the application of the $200,000 (effective for Plan Years beginning after December 31, 1993, $150,000) limitation.

     2.14 "Contribution Rate" means the rate (expressed as a percentage to the nearest one hundredth of one percent) determined by dividing:

          (a) The aggregate amount of any Employer Matching Contributions, Voluntary Contributions and Qualified Matching Contributions (to the extent not taken into account in determining the Eligible Employee's Deferral Rate for purposes of the Actual Deferral Percentage test under Subsection 4.9(a)) made under the Plan on behalf of an Eligible Employee for the Plan Year; by

          (b) The Eligible Employee's Compensation for the Plan Year.

The amount in Subsection (a) above shall not include any Employer Matching Contributions and Qualified Matching Contributions that are forfeited as Excess Aggregate Contributions, or because the 401(k) Contributions to which they relate are treated as an Excess Contribution, Excess Elective Deferral or Excess Aggregate Contribution. The Compensation of an Eligible Employee taken into account in Subsection (b) above shall include the Compensation of the Eligible Employee during the portion of the Plan Year during which he or she was not eligible to participate in the Plan.

In computing the Contribution Rate, the Company may elect to include in the amount in Subsection (a) above:

               (1) All or a portion of the 401(k) Contributions for such Employees;

               (2) All or a portion of the Qualified Nonelective Contributions for such Employees; or

               (3) All or a portion of any contributions (including, if applicable, any Employer Contributions) that constitute "qualified nonelective contributions" (as defined in Section 401(m)(4)(C) of the Code) or "elective deferrals" (as defined in Section 401(m)(4)(B) of the Code) made to the Plan or any other plan of the Employer or any Affiliate of the Employer;

provided, however, that the 401(k) Contributions, including those taken into account hereunder, satisfy the nondiscrimination test under Subsection 4.9(a). Any such election shall be subject to the requirements of and shall be made in accordance with any regulations applicable under Section 401(m) of the Code.

     2.15 "Deferral Rate" means the rate (expressed as a percentage to the nearest one hundredth of one percent) determined by dividing:

          (a)  The   aggregate   amount  of  the  Eligible   Employee's   401(k)
Contributions, if any, for the Plan Year; by

          (b) The Eligible Employee's Compensation for such Plan Year.

The Compensation of an Eligible Employee taken into account in Subsection (b) above shall include the Compensation of the Eligible Employee during the portion of the Plan Year during which he or she was not eligible to participate in the Plan.

In computing the Deferral Rate, the Employer may elect to include in the amount in Subsection (a) above:

               (1) All or a portion of the Qualified Matching Contributions made on behalf of such Eligible Employees;

               (2) All or a portion of the Qualified Nonelective Contributions made on behalf of such Eligible Employees; or

               (3) All or a portion of any contributions (including, if applicable, any Employer Contributions) that constitute "qualified nonelective contributions" (as defined in Section 401(m)(4)(C) of the Code) or "matching contributions" described in Section 401(k)(3)(D)(ii)(I) of the Code (generally known as "qualified matching contributions") made to the Plan or any other plan of the Employer or any Affiliate of the Employer.

Any such election shall be subject to the requirements of and shall be in accordance with regulations applicable under Section 401(k) of the Code.

     2.16 "Defined Benefit Plan Fraction" means, for any Limitation Year, a fraction, the numerator of which is the Participant's projected annual retirement income benefit under all the defined benefit plans (whether or not terminated) maintained by the Employer or any Affiliate of the Employer determined as of the end of the Limitation Year, and the denominator of which is the lesser of:

          (a) The product of 1.25 multiplied by $90,000 (which dollar amount shall be automatically adjusted for increases in the cost of living, if any, in accordance with regulations or other pronouncements issued by the Secretary of the Treasury or Commissioner of Internal Revenue, for such calendar year, under the authority granted by Section 415(d) of the Code); or

          (b) The product of 1.4 multiplied by one hundred percent (100%) of the Participant's average annual Compensation for the three (3) consecutive calendar years during which he or she received his or her greatest aggregate compensation from the Company and during which he or she was a Participant in the Plan.

The limitations under Subsection (a) shall be adjusted in the case of annual retirement income benefits which do not exceed $10,000 for the Limitation Year and for Participants with Years of Service of less than ten (10) years, to the extent provided in Sections 415(b)(4) and (5) of the Code.

     2.17 "Defined Contribution Plan Fraction" means, for any Limitation Year, a fraction, the numerator of which is the sum of the Annual Additions to the Participant's accounts under all the defined contribution plans maintained by the Employer or any Affiliate of the Employer (whether or not terminated) for the current and all prior Limitation Years, and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer or any Affiliate of the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of one hundred twenty-five percent (125%) of the dollar limitation in effect under Section 415(c)(1)(A) of the Code or thirty-five percent (35%) of the Participant's Compensation for such year.

     2.18 "Disability" means the total and permanent inability to meet the requirements of the Participant's customary employment which can be expected to last for a continuous period of not less than twelve (12) months. The Disability of a Participant shall be determined by the Company in its sole discretion, in accordance with uniform principles consistently applied, upon the basis of such evidence as the Company deems necessary and advisable.

     2.19 "Early Retirement" means the date on which a Participant attains age fifty-five (55) and has completed ten (10) Years of Service.

     2.20 "Effective Date" of the Plan as amended and restated means January 1, 1992.

     2.21 "Eligible Employee" means any Employee, except any Employee who is:

          (a) Regularly scheduled to work less than twenty (20) hours per week and who has not completed one thousand (1,000) Hours of Service during a computation period (the initial computation period shall be the twelve-month period beginning on the Employee's Employment Commencement Date and, after such initial period, subsequent computation periods shall be the Plan Year, beginning with the Plan Year within which the initial computation period ends);

          (b) A nonresident alien who received no earned income (within the meaning of Section 911(b) of the Code) from the Employer that constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code);

          (c) A member of a collective bargaining unit covered under a collective bargaining agreement, unless such agreement expressly provides for coverage of such bargaining unit members in the Plan; provided, however, that if such an Employee later becomes an Eligible Employee, all of his or her prior service with the Employer or an Affiliate of the Employer shall be credited immediately; or

          (d) Either hired through an employment agency or is a leased employee (within the meaning of Section 414(n) of the Code).

An individual's status as an Eligible Employee shall be determined by the Employer pursuant to the foregoing provisions, and such determination shall be conclusive and binding on all persons.

     2.22 "Employee" means an individual who is employed by the Employer in the status of "employee" as that term is used in Section 3121(d)(1) or (2) of the Code or is a leased employee (as defined in Section 414(n) of the Code), unless such leased employee is covered by a plan of the leasing organization that meets the requirements of Section 414(n)(5)(B) of the Code and leased employees constitute no more than twenty percent (20%) of the Employer's Employees who are Non-Highly Compensated Employees. Notwithstanding the foregoing, "Employee" shall not include any individual performing services solely through an employment or leasing agency except to the extent required under Section 414(n) of the Code.

     2.23 "Employer" means the Company, First Deposit National Bank, First Deposit National Credit Card Bank, First Deposit National Corporation, First Deposit Service Corporation, and any other Affiliate of the Company that, with the approval of the Company and subject to such conditions as the Company may impose, adopts this Plan, and any successor or successors of any of them.

     2.24 "Employer Contributions" means any Employer Matching Contributions or Profit Sharing Contributions made by the Employer pursuant to Section 4.4.

     2.25 "Employer Matching Contributions" means contributions to the Plan by the Employer made under Subsection 4.4(b) on behalf of a Participant on account of such Participant's 401(k) Contributions.

     2.26 "Employer Matching Contributions Account" means the account (including any subaccounts) into which Employer Matching Contributions, if any, and investment gains and losses thereon shall be credited.

     2.27 "Employment Commencement Date" means the date on which an Employee first performs an Hour of Service for the Employer, including service performed prior to the Effective Date.

     2.28 "Entry Date" means each January 1, April 1, July 1, and October 1.

     2.29 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     2.30 "Excess Aggregate Contributions" means, for each Plan Year, the excess of:

          (a) The aggregate amount of Employer Matching Contributions, Qualified Matching Contributions, 401(k) Contributions, and Qualified Nonelective Contributions actually taken into account in computing the Actual Contribution Percentage for Eligible Employees who are Highly Compensated Employees for such Plan Year, over

          (b) The maximum amount of such contributions permitted under the Actual Contribution Percentage test under Subsection 4.9(d).

The amount of Excess  Aggregate  Contributions  for Eligible  Employees  who are
Highly  Compensated   Employees  shall  be  determined  by  first  reducing  the contributions of the Highly Compensated Employee(s) having the highest Contribution Rate by such amounts so as to cause the Plan to satisfy such Actual Contribution Percentage test or to lower such Eligible Employee's Contribution Rate to that of the Highly Compensated Employee(s) with the next highest Contribution Rate, whichever occurs first. Such process shall continue, as necessary, with respect to the Highly Compensated Employee(s) with the next highest Contribution Rate until such Actual Contribution Percentage test is met. Excess Aggregate Contributions shall be allocated to Eligible Employees who are subject to the family member aggregation rules of Section 414(q)(6) of the Code in the manner prescribed by appropriate regulations.

     2.31 "Excess Contributions" means, for each Plan Year, the excess of:

          (a) The aggregate amount of 401(k) Contributions, Qualified Nonelective Contributions, and Qualified Matching Contributions actually taken into account in computing the Actual Deferral Percentage for Highly Compensated Employees for such Plan Year, over

          (b) The maximum amount of such contributions permitted by the Actual Deferral Percentage test under Subsection 4.9(a).

The amount of Excess Contributions for Eligible Employees who are Highly Compensated Employees shall be determined by first reducing the contributions of the Highly Compensated Employee(s) having the highest Deferral Rate by such amounts so as to cause the Plan to satisfy such Actual Deferral Percentage test or to lower such Eligible Employee's Deferral Rate to that of the Highly Compensated Employee(s) with the next highest Deferral Rate, whichever occurs first. Such process shall continue, as necessary, with respect to the Highly Compensated Employee(s) with the next highest Deferral Rate until such Actual Deferral Percentage test is met. Excess Contributions shall be allocated to Highly Compensated Employees who are subject to the family member aggregation rules of Section 414(q) of the Code in the manner prescribed by applicable regulations.

     2.32 "Excess Elective Deferrals" means, for a taxable year of a Participant, the amount by which the total of such Participant's 401(k) Contributions under this Plan and any other elective deferrals (as defined in Section 402(g)(3) of the Code) under all other plans, contracts or arrangements in which the Participant is eligible to participate (whether or not maintained by the Employer or any Affiliate of the Employer) exceeds $7,000, and therefore are includable in his or her gross income under Section 402(g) of the Code. Such $7,000 amount shall be adjusted for cost-of-living increases at the same time and in the same manner as under Section 415(d) of the Code.

     2.33 "First Flex Credits" means the amount contributed by the Employer to the First Flex Plan that may be used to pay for various employee benefits provided for under the terms of the First Flex Plan.

     2.34 "First Flex Plan" means the First Deposit Corporation First Flex Plan, as amended from time to time.

     2.35 "Five-Year Break in Service" means five consecutive one-year Periods of Severance.

     2.36 "Forfeiture" means the portion of a Participant's Profit Sharing Contributions Account and Employer Matching Contributions Account which is not payable to the Participant or his or her Beneficiary because of such Participant's termination of employment before full vesting or excess Annual Additions reallocated in accordance with Section 4.11.

     2.37 "401(k) Account" means the account into which 401(k) Contributions, Qualified Matching Contributions, or Qualified Nonelective Contributions made on behalf of a Participant pursuant to Article 4, and earnings on those contributions, shall be credited, except to the extent that the Company determines, in accordance with Sections 4.5 or 4.6 to cause Qualified Nonelective Contributions or Qualified Matching Contributions to be allocated to a separate subaccount for each Participant instead of allocating such contributions to the 401(k) Accounts of Participants.

     2.38 "401(k) Agreement" means the agreement between the Employer and an Employee to reduce the Employee's Salary as provided for in Article 4.

     2.39 "401(k) Contributions" means contributions to the Plan by the Employer that are made pursuant to the election of a Participant pursuant to a 401(k) Agreement under Section 4.1, in lieu of Salary payable to the Participant, or that are made pursuant to the Participant's election to allocate First Flex Credits to the Plan (to the extent permitted under the terms of the First Flex
Plan).

     2.40 "Hardship" means the immediate and heavy financial need of a Participant, as determined in a uniform and nondiscriminatory basis by the Company in accordance with Section 9.6 and as may be further clarified by rules or regulations issued by the Secretary of the Treasury or the Internal Revenue Service.

     2.41  "Highly  Compensated  Employee"  shall have the  meaning  given under
Section 414(q) of the Code and regulations thereunder. In determining whether an Employee is a Highly Compensated Employee, all employers that are aggregated under Section 414(b), (c), (m) or (o) of the Code shall be treated as a single employer. Unless otherwise provided by regulations, Highly Compensated Employee with respect to a given Plan Year shall mean any Employee if such Employee:

          (a) At any time during the Lookback Year or Determination Year was a five percent (5%) owner of the Employer within the meaning of Section 416(i)(1)(B)(i) of the Code;

          (b) During the Lookback Year:

               (1) Received Compensation in excess of $75,000 (as adjusted for cost-of-living increases at the same time and in the same manner as under
Section 415(d) of the Code);

               (2) Received Compensation in excess of $50,000 (as adjusted for cost-of-living increases at the same time and in the same manner as under
Section 415(d) of the Code) and was in the group consisting of the top twenty percent (20%) of employees of the Employer and all Affiliates of the Employer when ranked on the basis of Compensation paid during the Lookback Year; or

               (3) Received Compensation greater than fifty percent (50%) of the limit in effect for the Plan Year under Section 415(b)(1)(A) of the Code and was an officer within the meaning of regulations applicable under Section 416(i)(1)(A)(i) of the Code; provided that, for purposes of this definition, no more than fifty (50) employees (or, if lesser, the greater of three (3) employees or ten percent (10%) of the employees) shall be treated as officers and provided further that, if no officer has satisfied the compensation requirement in this Paragraph (3), the highest paid officer shall qualify as a Highly Compensated Employee; or

          (c) During the  Determination  Year, is described in Paragraph (b)(1),
(2) or (3) above and was one of the one hundred (100) employees of the Employer and all Affiliates of the Employer receiving the highest Compensation in the Determination Year.

The "Lookback Year" is the twelve (12) month period preceding the beginning of the Plan Year and the "Determination Year" is the Plan Year.

For purposes of determining the size of the group consisting of the top twenty percent (20%) of employees when ranked on the basis of Compensation, as referred to in Paragraph (b)(2), or the number of officers, as referred to in Paragraph
(b)(3), the following employees shall be excluded:

               (A) Employees who have not completed six (6) months of service;

               (B) Employees who normally work less than 17 1/2 hours per week;

               (C) Employees who normally work not more than six (6) months during any year;

               (D) Employees who have not attained age twenty-one (21);

               (E) Except to the extent provided in regulations, Employees who are included in a unit of employees covered by a collective bargaining agreement between employee representatives and the Employer; and

               (F) Non-resident aliens with no United States source income.

In addition to the foregoing, a Highly Compensated Employee for a Plan Year includes any Employee who separated from service (or who was deemed to have separated under applicable regulations) prior to the Plan Year, performs no service for the Employer during the Plan Year, and was a Highly Compensated Employee for either the Determination Year during which he or she separated from service or any Determination Year ending on or after the Employee's 55th birthday.

The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top twenty percent (20%) of Employees when ranked on the basis of Compensation, the 100 Employees receiving the highest Compensation, the number of Employees treated as officers and the Compensation that is considered, shall be made in accordance with
Section 414(q) of the Code and the regulations thereunder.

     2.42 "Hour of Service" means:

          (a) Each hour for which an Employee is directly or indirectly paid or entitled to payment for the performance of duties for the Employer or an Affiliate of the Employer during the applicable computation period;

          (b) Each hour for which an Employee is directly or indirectly entitled to payment on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty or leave of absence. Notwithstanding the foregoing however, no more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period in which the Employee performs no duties. Hours of Service shall not be counted where such payment is made or is due:

               (1) Under a plan maintained solely for the purpose of complyin with applicable workers' compensation, unemployment or disability insurance law; or

               (2)   Solely  to   reimburse   an   Employee   for   medical   or
medically-related expenses; and

          (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliate of the Employer. These hours shall be credited to the computation period(s) to which the award or agreement for back pay pertains rather than to the computation period in which the award, agreement or payment is made; provided, however, that the limits under Subsection (b) above are applicable and that an Employee shall not be entitled to additional Hours of Service under this Subsection (c) for the same Hours of Service credited under Subsection (a) or (b) above.

Hours of Service shall be credited to the Employee for the periods specified above in accordance with Department of Labor Regulations Sections 2530.200b-2 and -3, the provisions of which are incorporated herein by this reference.

     2.43 "Investment Fund" means, to the extent applicable, one or more of the investment funds referred to in Article 6 in which the assets of the Trust are invested.

     2.44 "Investment Manager" means any fiduciary (other than a Trustee or named fiduciary as specified in Article 12) who:

          (a) Has the power to manage, acquire or dispose of any asset of the Trust;

          (b) Is

               (1) Registered as an investment adviser under the Investment Advisers Act of 1940;

               (2) A "bank," as defined in such Act; or

               (3) An insurance company qualified to perform services described in Subsection (a) above under the laws of more than one state; and

          (c) Has acknowledged in writing that such person is a fiduciary with respect to the Plan.

     2.45 "Limitation Year" means the Plan Year.

     2.46 "Non-Highly Compensated Employee" with respect to a given Plan Year means any Employee who is not a Highly Compensated Employee for such Plan Year.

     2.47 "Normal Retirement Age" means the date on which a Participant attains age sixty-five (65).

     2.48 "Participant" means an Eligible Employee, whether or not he or she has elected to make 401(k) Contributions, who has become a Participant in the Plan in accordance with Section 3.1 or a former Eligible Employee who has an Account under the Plan.

     2.49 "Period of Service" means a period of time beginning on the Employment Commencement Date or Reemployment Commencement Date, as the case may be, and ending on the Severance from Service Date. If an Employee ceases service and subsequently returns to service within twelve (12) months, the Period of Severance, if any, shall be included in computing the Employee's Period of Service for purposes of vesting and eligibility.

All Periods of Service with the Employer, an Affiliate, Pacific Bank, and CG Marketing shall be aggregated for vesting and eligibility purposes. In aggregating any nonsuccessive Periods of Service for a reemployed Employee, 12 months of service (30 days shall equal one month, for purposes of aggregating fractional months) or 365 days shall equal a one year Period of Service. Any Period of Service that, after such aggregation, is less than 12 months or 365 days shall be disregarded in calculating an Employee's vested benefit.

     2.50 "Period of Severance" means a period of time commencing on the Severance from Service Date and ending on the date on which the Employee again performs an Hour of Service for the Employer. Notwithstanding the preceding sentence, if an Employee is absent from employment as a result of the Employee's pregnancy, birth of the Employee's child, placement of a child for adoption by the Employee, or caring for the child for a period beginning on such birth or placement, and if such absence extends beyond the first anniversary of the date such absence began, (i) the Period of Severance shall begin on the second anniversary of the date such absence began and (ii) the period between the first and second anniversaries of the date such absence began shall not be included as a Period of Service or as a Period of Severance.

     2.51 "Plan" means the First Deposit Corporation 401(k) Plan (formerly known as the Deferred Profit Sharing Plan for Employees of First Deposit Corporation and Its Affiliates), as set forth herein and as amended from time to time.

     2.52 "Plan Year" means the twelve-consecutive month period commencing each January 1 and ending the following December 31.

     2.53 "Profit Sharing Contributions" means the amount, if any, contributed to the Plan by the Employer under Subsection 4.4(a).

     2.54 "Profit Sharing Contributions Account" means the account (including any subaccounts) into which Profit Sharing Contributions, if any, and investment gains and losses thereon shall be credited.

     2.55 "Qualified Matching Contributions" means contributions to the Plan by the Employer made under Section 4.6, provided that any such contributions shall be subject to the distribution limitations and nonforfeitability requirements of
Section 401(k)(2)(B) and (C) of the Code.

     2.56  "Qualified   Matching   Contributions   Account"  means  the  account
(including any subaccounts) into which Qualified Matching Contributions, if any, and investment gains and losses thereon shall be credited.

     2.57 "Qualified Nonelective Contributions" means contributions to the Plan by the Employer made under Section 4.5, provided that a Participant may not elect to receive any such contributions in cash until distributed from the Plan and that such contributions shall be subject to the distribution limitations and nonforfeitability requirements of Section 401(k)(2)(B) and (C) of the Code.

     2.58 "Qualified Nonelective Contributions Account" means the account (including any subaccounts) into which Qualified Nonelective Contributions, if any, and investment gains and losses thereon shall be credited.

     2.59 "Reemployment Commencement Date" means the first date, following a Break in Service, on which the Employee again performs an Hour of Service for the Employer.

     2.60 "Required Beginning Date" means:

          (a) In the case of a Participant who attained age 70 1/2 before January 1, 1988 and who is not a "five percent owner" (within the meaning of Section 416(i)(1)(B)(i) of the Code), April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or
(ii) the calendar year in which the Participant retires; and

          (b) In the case of a "five percent owner" (within the meaning of Section 416(i)(1)(B)(i) of the Code) or a Participant who attains age 70 1/2 after December 31, 1987, April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2, whether or not he or she is still an Employee; provided, however, that the Required Beginning Date for a Participant who is not a five percent owner and who attains age 70 1/2 in 1988 shall be April 1, 1990. If the Participant became a "five percent owner" after the calendar year in which he or she attains age 70 1/2, then his or her Required Beginning Date shall be no later than April 1 of the calendar year following the year in which he or she becomes a "five percent owner."

     2.61 "Review Panel" means the committee, if any, appointed by the Company to review appeals of denied claims under the Plan pursuant to Section 13.3.

     2.62  "Rollover   Account"   means  the  account   credited  with  Rollover
Contributions under Section 4.8.

     2.63 "Rollover Contribution" means a contribution to the Plan of an amount described in (i) Sections 402(c) (prior to January 1, 1993, Section 402(a)(5)) or 403(a)(4) of the Code, relating to certain distributions from an employees' trust or employee annuity described in Sections 401(a) or 403(a) of the Code, respectively, or (ii) Section 408(d)(3)(A)(ii) of the Code, relating to certain distributions from an individual retirement account or an individual retirement annuity. Further, for the purposes of this Plan, a Rollover Contribution shall include direct trustee-to-trustee transfers (within the meaning of Section 401(a)(31) of the Code) from other qualified plans made on or after January 1, 1993 and direct or indirect plan-to-plan transfers from other qualified plans or from the custodian of a conduit individual retirement arrangement, provided that the trust or custodial account from which the funds are being transferred permits such a transfer to be made.

     2.64  "Salary"  means an Eligible  Employee's  Compensation  (as defined in
Section 2.13), except that

          (a) Salary shall include all of the following amounts:

               (1)  401(k)   Contributions  (for  purposes  of  limiting  401(k)
Contributions and Voluntary Contributions, First Flex Credits allocated to the Plan pursuant to the terms of the First Flex Plan shall be excluded); and

               (2) other elective contributions that are made by the Employer or an Affiliate on behalf of its Employees that are not includable in gross income under Sections 125 and 402(e)(3) (prior to January 1, 1993, 402(a)(8)) of the Code.

          (b) Salary shall exclude:

               (1) Effective January 1, 1993, awards paid under the First Deposit Long-Term Incentive Plan (prior to January 1, 1993, only awards deferred are excluded);

               (2) Effective January 1, 1993, severance payments;

               (3) Effective January 1, 1993, amounts paid or reimbursed by the Employer for moving expenses incurred by an Eligible Employee to the extent that the amounts are includable in gross income;

               (4) Premiums for group-term life insurance that are includable in gross income;

               (5) Effective January 1, 1993, car allowances;

               (6) Short-term or long-term disability payments;

               (7) Effective January 1, 1993, payments of accrued vacation and sabbatical upon termination of employment (such payments shall be included if the termination is due to the Eligible Employee's subsequent employment with an Affiliate);

               (8) First Flex Credits (for purposes of limiting Employer Matching Contributions, only First Flex Credits used to purchase insurance benefits on a pre-tax basis pursuant to the terms of the First Flex Plan shall be excluded);

               (9) Effective January 1, 1993, employee referral awards; and

               (10) Effective January 1, 1993, cash dividends paid with respect to restricted Company Stock.

Notwithstanding the foregoing, an Eligible Employee may elect to exclude his or her December bonus or Management Incentive Plan award from the definition of Salary.

     2.65 "Severance from Service Date" shall mean the date on which the earlier of the following events occurs:

          (a) the Employee quits, is discharged, retires or dies; or

          (b) the first anniversary of the first date of a period in which the Employee remains absent from service (with or without pay) with the Employer for any reason other than a quit, retirement, discharge or death, such as vacation, holiday, sickness, disability, leave or absence or layoff.

If an Employee does not resume employment upon the expiration of a leave of absence and such leave is not extended by the Employer, for purposes hereof, the Employee shall be deemed to have been discharged as of the date such leave of absence expired.

     2.66 "Trust" means all such money or other property that is held by the Trustee pursuant to the terms of the Trust Agreement.

     2.67 "Trust Agreement" means the trust agreement entered into between the Company and a trustee for the purpose of funding benefits under the Plan, or any successor trust agreement.

     2.68 "Trustee" means the trustee or any successor thereto acting as such pursuant to Section 12.4 and the terms of the Trust Agreement.

     2.69 "Valuation Date" means the date on which assets of the Trust are valued, which shall be the last day of each month (prior to October 1, 1992, daily) or such other date or dates the Company may elect to determine the fair market value of the Trust and make an allocation of income, gain or loss thereon as provided in Section 5.2.

     2.70 "Voluntary Contributions" means after-tax contributions to the Plan by a Participant made under Section 4.2, in lieu of Salary payable to the Participant.

     2.71 "Voluntary Contributions Account" means the account (including any subaccounts) into which Voluntary Contributions, if any, and investment gains and losses thereon shall be credited.

     2.72 "Year of Service" means, for purposes of vesting and eligibility for Profit Sharing Contributions, a twelve-month Period of Service.

                                   Article 3

                          Eligibility And Participation

     3.1 Eligibility to Become a Participant.

          (a) Each Eligible Employee who has entered the Plan prior to the Effective Date shall continue to participate, and each other Eligible Employee shall be entitled to become a Participant in the Plan on the first day of the month next following his or her Employment Commencement Date, provided that he or she is an Eligible Employee on such date.

          (b) For purposes of receiving any Profit Sharing Contributions, an Eligible Employee will become a Participant in the Plan on the first day of the month during which he or she completes a Year of Service.

     3.2 Participation in 401(k) Contributions. To participate for purposes of making 401(k) Contributions, an Eligible Employee must have entered into a 401(k) Agreement, in the form as may be prescribed by the Company, authorizing the reduction of his or her Salary in amounts that will be contributed to the Plan as 401(k) Contributions on his or her behalf by the Employer.

     3.3 Suspension of Participation.

          (a) A Participant shall be suspended from active participation in the Plan for any period during which the Participant:

               (1) Is on a leave of absence without pay or

               (2) Does not qualify as an Eligible Employee but remains a Participant.

          (b) A Participant shall make no 401(k) Contributions with respect to any period of suspended participation under Subsection 3.3(a) above, nor shall a suspended Participant receive any allocation of Employer Contributions, Qualified Nonelective Contributions, Qualified Matching Contributions, or Forfeitures for any such period. In addition, a Participant's 401(k) Contributions shall be suspended or limited in the manner and for the period prescribed under Section 9.6 in the case of a Hardship withdrawal from the Plan. A suspended Participant, however, shall continue to share in the income, gains, losses and expenses of the investments held in his or her Account.

     3.4 Reestablishing Eligible Employee Status and Plan Reentry. If a former Eligible Employee who previously terminated employment with the Employer subsequently is reemployed by the Employer he or she shall again be eligible to participate in the Plan immediately on reemployment.

     3.5 Termination of Participation. An Employee who becomes a Participant shall cease to be a Participant as of the date on which no further benefits under the Plan are payable to him or her.

     3.6 No Maximum Age. Participation in the Plan shall not be discontinued or limited in any way, and the allocation of contributions shall not be decreased, because of a Participant's attainment of any age.

                                   Article 4

                                  Contributions

     4.1 401(k) Contributions.

          (a) Subject to the limitations established by this Article 4, the Employer shall make 401(k) Contributions on an Eligible Employee's behalf in an amount equal to the amount of Salary that the Eligible Employee has elected to defer pursuant to the Eligible Employee's 401(k) Agreement plus the amount of an Eligible Employee's First Flex Credits allocated to the Plan (to the extent permitted under the terms of the First Flex Plan). Each Eligible Employee may elect to have the Employer contribute to the Plan from two percent (2%) to a maximum of thirteen percent (13%) (prior to January 1, 1993, fifteen percent (15%)) of such Eligible Employee's Salary for the Plan Year in accordance with such uniform and nondiscriminatory rules and procedures as the Company may establish. Such contribution shall include any First Flex Credits allocated to the Plan by the Eligible Employee.

          (b) Notwithstanding the provisions of Subsection 4.1(a) above, in order for the Plan to comply with the requirements of Section 401(k), 402(g) and 415 of the Code (see Subsections 4.1(c) and 4.9(a) and Section 4.11 of the Plan, respectively), at any time in a Plan Year, the Company (in its sole discretion) may, by notifying the affected Eligible Employees in writing, reduce the rate of 401(k) Contributions to be made on behalf of an Eligible Employee for the remainder of that Plan Year, or the Company may require that all 401(k) Contributions to be made on behalf of an Eligible Employee be discontinued for the remainder of that Plan Year. Such a reduction or discontinuance may be applied selectively to individual Eligible Employees or to a particular class of Eligible Employees, as the Company may determine in its sole discretion. Upon the close of the Plan Year or such earlier date as the Company may determine, any reduction or discontinuance in 401(k) Contributions shall automatically cease until the Company again determines that such a reduction or discontinuance of 401(k) Contributions is required. Any such reduction or discontinuance shall be prospective only as to pay periods commencing after notice to the affected Eligible Employees, and shall not result in discrimination in favor of Highly Compensated Employees in any manner prohibited by Section 401(a)(4) of the Code or regulations applicable thereunder. Any amounts that would have been contributed to the Plan in the absence of a reduction or discontinuance pursuant to this Subsection 4.1(b) shall be paid in cash to the affected Eligible Employees in the same manner in which such amounts otherwise are payable as Salary in the absence of any election of 401(k) Contributions.

          (c) The total of the 401(k) Contributions under this Plan and any other elective deferrals (as defined in Section 402(g)(3) of the Code) under all other plans, contracts or arrangements of the Employer or any Affiliate of the Employer for any Participant during any taxable year of the Participant shall not exceed $7,000 or such other amount in effect under Section 402(g)(1) of the Code, as adjusted for increases in the cost of living for the calendar year in which the Participant's taxable year begins. To the extent 401(k) Contributions are distributed or returned to a Participant as excess Annual Additions pursuant to Section 4.11 of the Plan, such distributed or returned amounts shall be disregarded for purposes of the limitation described in this Subsection 4.1(c).

          (d) In the event a Participant has any Excess Elective Deferrals for any taxable year of such Participant, whether or not the limitation in Subsection 4.1(c) has been exceeded for such taxable year, such Excess Elective Deferrals may be distributed to the Participant from the Plan in accordance with either of Subsections (1) or (2) below (or a combination thereof, as applicable):

               (1) The Company may cause the Excess Elective Deferrals to be distributed to the Participant during the taxable year of the Participant in which the Excess Elective Deferrals occur if the following conditions are satisfied:

                    (A) The Participant designates the distribution as Excess Elective Deferrals; provided, however, to the extent the Participant's Excess Elective Deferrals are attributable only to 401(k) Contributions under this Plan and any other elective deferrals (as defined in Section 402(g)(3) of the Code) under all other plans, contracts or arrangements maintained by the Employer or any Affiliate of the Employer, the Participant shall be deemed to have designated the distribution as Excess Elective Deferrals;

                    (B) Such distribution is made after the date on which the Excess Elective Deferrals were received by the Plan; and

                    (C) The Plan designates the distribution as a distribution of Excess Elective Deferrals.

               (2) If any amount of Excess Elective Deferrals is included in the gross income of a Participant for federal income tax purposes for any taxable year of such Participant, the Participant, not later than the first March 1 following the close of such taxable year, may notify the Company of the amount of such Excess Elective Deferrals that the Participant designates as having been received by the Plan; provided, however, to the extent the Participant's Excess Elective Deferrals are attributable only to 401(k) Contributions under this Plan and any other elective deferrals (as defined in Section 402(g)(3) of the Code) under all other plans, contracts or arrangements maintained by the Employer or any Affiliate of the Employer, the Participant shall be deemed to have notified the Plan and designated the amount of the Excess Elective Deferrals. In the event notice of Excess Elective Deferrals is given or deemed given in accordance with the foregoing provision, the Company shall cause there to be distributed to the Participant not later than the first April 15 following the close of such taxable year of the Participant the amount so designated, plus any income and minus any loss allocable thereto for such taxable year of the Participant. The amount of any income or loss to be allocated to Excess Elective Deferrals under this Paragraph (2) shall be determined by multiplying the income or loss for the taxable year allocable to 401(k) Contributions by a fraction. The numerator of the fraction is the Excess Elective Deferrals for the taxable year. The denominator of the fraction is equal to the sum of (i) the Participant's 401(k) Account balance determined as of the beginning of the taxable year and (ii) the Participant's 401(k) Contributions for the taxable year.

Any designation of Excess Elective Deferrals made by a Participant under Paragraph (1) or (2) above shall be in writing, and, if the Excess Elective Deferrals are attributable in part to elective deferrals made for the taxable year to any plan, contract or arrangement not maintained by the Employer or any Affiliate of the Employer, the Participant shall certify to the Company or otherwise provide such information as the Company may reasonably require in order to establish that the amount designated constitutes Excess Elective Deferrals. The amount of Excess Elective Deferrals that may be distributed under this Subsection 4.1(d) with respect to a Participant for a taxable year shall be reduced by any Excess Contributions previously distributed in accordance with Subsection 4.9(b) for the Plan Year beginning with or within the Participant's taxable year. In no event may a Participant receive as a corrective distribution under this Subsection 4.1(d) an amount in excess of the Participant's total 401(k) Contributions for the taxable year. Notwithstanding any other provision in the Plan, the consent of a Participant or his or her spouse shall not be required for a distribution of Excess Elective Deferrals and allocable income.

          (e) Any decrease in the 401(k) Contributions for an Eligible Employee resulting from the distribution of Excess Elective Deferrals also shall be effective for purposes of determining the amount of Employer Matching Contributions and Qualified Matching Contributions to be made for the Eligible Employee's benefit under Subsection 4.4(b) and Section 4.6.

          (f) A Participant's 401(k) Contributions shall be credited to his or her 401(k) Account. However, for Federal tax purposes (and wherever permitted, for state tax purposes), 401(k) Contributions shall be deemed to be contributions to the Plan by the Employer, and a Participant's 401(k) Agreement shall constitute an election to have his or her taxable compensation reduced by the amount of all such 401(k) Contributions. 401(k) Contributions shall be made in accordance with Plan rules and are subject to the limitations set forth in this Article 4.

     4.2 Voluntary Contributions. The Employer shall make Voluntary Contributions on an Eligible Employee's behalf in an amount equal to the amount of Salary that the Eligible Employee has elected to contribute pursuant to the Eligible Employee's 401(k) Agreement. However, no Voluntary Contributions shall be made under the Plan for the period from January 1, 1993 through April 30, 1993. Each Eligible Employee may make Voluntary Contributions to the Plan in an amount from two percent (2%) to a maximum of six percent (6%) of such Eligible Employee's Salary for the Plan Year in accordance with such uniform and nondiscriminatory rules and procedures as the Company may establish. Notwithstanding the previous sentence, an Eligible Employee's election to contribute 401(k) Contributions and Voluntary Contributions for a Plan Year shall not exceed thirteen percent (13%) (prior to January 1, 1993, fifteen percent (15%)) of such Eligible Employee's Salary for the Plan Year.

     4.3 401(k) Agreement.

          (a) 401(k) Contributions and/or Voluntary Contributions shall be authorized by a Participant in writing pursuant to a 401(k) Agreement. The 401(k) Agreement shall provide that a Participant's Salary shall be reduced by any whole number percentage or whole dollar amount; provided, however, that the amount of the reduction does not exceed the limitations set forth in this
Article 4.

          (b) A Participant may elect to suspend his or her 401(k) Contributions and/or Voluntary Contributions at any time by filing a notice on the prescribed form with the Employer. Any such election shall be effective as soon as is reasonably practical following receipt of such notice by the Employer. By giving the Employer reasonable notice in the manner and at the time prescribed by the Employer, a Participant who has suspended 401(k) Contributions and/or Voluntary Contributions may recommence making 401(k) Contributions and/or Voluntary Contributions as of any Entry Date after the date on which 401(k) Contributions and/or Voluntary Contributions were suspended.

          (c) A Participant may elect to change the amount of his or her 401(k) Contributions and/or Voluntary Contributions no more than once each quarter effective as of the first Entry Date following receipt by the Employer of the Participant's revised election form. Any such change must be made in the manner and at the time prescribed by the Employer.

          (d) The Employer shall forward all 401(k) Contributions and/or Voluntary Contributions to the Trustee for investment in the Trust, as provided for in Article 6, as soon as reasonably feasible after such amounts would have been paid to the Participants if not withheld from the Participants' Salary, but in any event no later than ninety (90) days after the date such amounts would have been paid as Salary.

     4.4 Employer Contributions.

          (a) Profit Sharing Contributions. For any Plan Year, the Employer may make Profit Sharing Contributions in any amount as may be determined by the Employer in its sole discretion. Such contributions, if any, shall be made in the form of cash and shall be allocated as of the last day of the Plan Year to the Profit Sharing Contributions Accounts of all Eligible Employees who have completed one Year of Service in accordance with Subsection 3.1(b) and are employed during such Plan Year in the proportion that the Compensation of each such Eligible Employee for the Plan Year bears to the total Compensation for all such Eligible Employees for such Plan Year. Notwithstanding the foregoing sentence, Employees of the Company shall not be eligible to receive a Profit Sharing Contribution. In addition, the Company shall have the discretion to exclude Employees of any Affiliate of the Company from receiving Profit Sharing Contributions, so long as such exclusion does not result in discrimination in favor of Highly Compensated Employees in any manner prohibited by Section 401(a)(4) of the Code or the regulations applicable thereunder. For purposes of allocating such Profit Sharing Contributions for any Plan Year based on an Eligible Employee's Compensation, only Compensation attributable to periods in such Plan Year during which such Employee was a Participant shall be taken into account.

          (b) Employer Matching Contributions. For any Plan Year, the Employer may make Employer Matching Contributions in any amount as may be determined by the Employer, in its sole discretion. Such contributions, if any, may be made in the form of Company Stock or cash that shall be used to purchase Company Stock (or a combination thereof) and shall be allocated as of each payroll period during the Plan Year to the Employer Matching Contributions Accounts of all Eligible Employees who have made 401(k) Contributions and/or Voluntary Contributions for the payroll period in the proportion that each such Eligible Employee's 401(k) Contributions and/or Voluntary Contributions for the payroll period bears to the total 401(k) Contributions and/or Voluntary Contributions for all Eligible Employees for such payroll period. The Employer may uniformly limit for all Eligible Employees, or just for those Eligible Employees who are Highly Compensated Employees, the amount of 401(k) Contributions and/or Voluntary Contributions that are taken into account for purposes of allocating Employer Matching Contributions.

     4.5 Qualified Nonelective Contributions. For any Plan Year, the Employer may make Qualified Nonelective Contributions in any amount as may be determined by the Employer in its sole discretion. Such contributions, if any, shall be made in the form of cash and shall be allocated as of the last day of the Plan Year to the 401(k) Accounts of all Eligible Employees who are employed as of the last day of the Plan Year in the proportion that the Compensation of each such Eligible Employee for the Plan Year bears to the total Compensation for all such Eligible Employees for such Plan Year, provided that the Employer may determine that allocations of Qualified Nonelective Contributions shall be limited to individual Eligible Employees who are Non-Highly Compensated Employees or to all Eligible Employees who are Non-Highly Compensated Employees, as the Employer may determine in its sole discretion. For purposes of allocating Qualified Nonelective Contributions for any Plan Year based on an Employee's Compensation, only Compensation attributable to periods in such Plan Year during which such Employee was an Eligible Employee shall be taken into account.

If the Company so determines, it may cause Qualified Nonelective Contributions to be allocated to a separate Qualified Nonelective Contributions Account for each Participant established for the purpose of receiving and holding such contributions instead of allocating such contributions to the 401(k) Accounts of Participants. Such contributions shall meet the requirements of Section 401(m)(4)(C) of the Code and regulations applicable thereunder.

     4.6 Qualified Matching Contributions. For any Plan Year, the Employer may make Qualified Matching Contributions in any amount as may be determined by the Employer, in its sole discretion. Such contributions, if any, shall be made in the form of cash and shall be allocated as of the last day of the Plan Year to the 401(k) Accounts of all Eligible Employees who have made 401(k) Contributions and/or Voluntary Contributions for the Plan Year, and who are employed as of the last day of the Plan Year, in the proportion that each such Eligible Employee's 401(k) Contributions and/or Voluntary Contributions for the Plan Year bears to the total 401(k) Contributions and/or Voluntary Contributions for all Eligible Employees for such Plan Year, provided that the Employer may limit allocations of Qualified Matching Contributions to individual Eligible Employees who are Non-Highly Compensated Employees or to all Eligible Employees who are Non-Highly Compensated Employees.

If the Company so determines, it may cause Qualified Matching Contributions to be allocated to a separate Qualified Matching Contributions Account for each Participant established for the purpose of receiving and holding such contributions instead of allocating such contributions to the 401(k) Accounts of Participants.

     4.7 Time of Payment.  All  Employer  Contributions,  Qualified  Nonelective
Contributions, and Qualified Matching Contributions shall be paid to the Trustee, in one or more installments, not later than the final date for filing the Employer's Federal income tax return for the fiscal year of the Employer within which or with which occurs the end of the Plan Year for which such contributions are made, including extensions of time granted for such filing.

     4.8 Rollover Contributions.

          (a) An Eligible Employee, whether or not he or she has reached an Entry Date or elected to make 401(k) Contributions, may make a Rollover Contribution subject to the approval of the Company and in accordance with procedures approved by the Company. Upon such a Rollover Contribution by an Eligible Employee who has not yet otherwise become a Participant, his or her Rollover Account shall represent his or her sole interest in the Plan.

          (b) A Rollover Contribution (other than in the case of a direct trustee-to-trustee transfer (within the meaning of Section 401(a)(31) of the Code) made on or after January 1, 1993 or a plan-to-plan transfer) shall be made within sixty (60) days of distribution (or such longer time as may be permitted by regulations), and shall exclude any amounts contributed by the Eligible Employee to the plan, annuity or other arrangement from which the Rollover Contribution is derived. In no event may an Eligible Employee make a Rollover Contribution (including as a result of a plan-to-plan transfer) that would cause the Plan to be a direct or indirect transferee, within the meaning of Section 401(a)(11)(B)(iii)(III) of the Code and any regulations or rulings thereunder, of a plan described in Section 401(a)(11)(B)(i) or (ii) of the Code.

          (c) A Rollover Contribution shall be made only in the form of money. In the event of a Rollover Contribution that is derived from a distribution to the Eligible Employee of property other than money from a plan, trust or annuity described in Sections 401(a) or 403(a) of the Code (but not from an individual retirement account or annuity described in Section 408(a) or (b) of the Code), the Rollover Contribution shall be made in an amount of money equal to the proceeds from the bona fide sale of all or a portion of such property. In no event may a Rollover Contribution be made with respect to a distribution of property other than money from an individual retirement account or annuity described in Section 408(a) or (b) of the Code or from a plan, trust or annuity described in Sections 401(a) or 403(a) of the Code to the extent of such property that is retained by the Eligible Employee.

          (d) An Eligible Employee may be required to furnish evidence satisfactory to the Company that the amount of a proposed Rollover Contribution meets all of the foregoing requirements. When made, the Eligible Employee's Rollover Contribution shall be credited to such Eligible Employee's Rollover Account as of the date such contribution is received. A Rollover Contribution shall not be considered a contribution by the Employer, and an Eligible Employee's Rollover Account shall be fully vested at all times.

     4.9 Nondiscrimination Requirements.

          (a) Actual Deferral Percentage Test. In no event shall the Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees exceed with respect to any Plan Year the greater of (1) or (2) as follows:

               (1) One hundred twenty-five percent (125%) of the Actual Deferral Percentage for Eligible Employees who are Non-Highly Compensated Employees or

               (2) The lesser of (i) two  hundred  percent  (200%) of the Actual
Deferral Percentage for Eligible Employees who are Non-Highly Compensated Employees, (ii) the Actual Deferral Percentage for Eligible Employees who are Non-Highly Compensated Employees plus two (2) percentage points, or (iii) the highest amount which, when taking into account the Actual Deferral Percentage for Eligible Employees who are Non-Highly Compensated Employees and the Actual Contribution Percentages for Highly Compensated Employees and Non-Highly Compensated Employees, respectively, would not cause the "aggregate limit" (within the meaning of Treasury Regulations Section 1.401(m)-2(b)(3)) to be exceeded, in accordance with the provisions of Subsection 4.9(g) below.

          (b) Correction Methods to Meet Actual Deferral Percentage Test. In the event that for any Plan Year the Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees otherwise would not meet either of the tests set forth above, as required by Section 401(k)(3)(A) of the Code, then the Employer shall elect one of the following methods (or any combination thereof) of meeting one of those tests:

               (1) Excess Contributions may be recharacterized as Voluntary Contributions for the Plan Year for any Highly Compensated Employees to whose Accounts Excess Contributions were allocated for the Plan Year. Such recharacterized amounts, when added to the Voluntary Contributions, if any, actually made by such Highly Compensated Employee during the Plan Year pursuant to Section 4.2, shall not exceed the maximum amount of Voluntary Contributions that such Highly Compensated Employee is otherwise permitted to make under the Plan for such Plan Year. Recharacterization must be made within 2 1/2 months after the close of the Plan Year.

               (2) Excess Contributions, plus any income and minus any loss allocable thereto for such Plan Year, may be distributed after the end of the Plan Year and within twelve (12) months after the close of such Plan Year to the Highly Compensated Employees to whose Accounts such Excess Contributions were allocated for the Plan Year. If Excess Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such amounts arose, a ten percent (10%) excise tax will be imposed on the Employer with respect to such amounts as provided in Section 4979 of the Code. The amount of any income or loss to be allocated to Excess Contributions under this Paragraph (2) shall be determined by multiplying the income or loss for the Plan Year allocable to 401(k) Contributions and contributions treated as 401(k) Contributions by a fraction. The numerator of the fraction is the Excess Contributions for the Plan Year. The denominator of the fraction is equal to the sum of (i) the Participant's 401(k) Account balance determined as of the beginning of the Plan Year and (ii) the Participant's 401(k) Contributions and any Qualified Nonelective Contributions or Qualified Matching Contributions treated as 401(k) Contributions for the Plan Year. Notwithstanding any other provision in the Plan, the consent of a Participant or his or her spouse shall not be required for a distribution of Excess Contributions and allocable income.

               (3) In its discretion, the Employer may make Qualified Nonelective Contributions or Qualified Matching Contributions on behalf of Non-Highly Compensated Employees pursuant to Sections 4.5 or 4.6 in amounts sufficient to meet the Actual Deferral Percentage test when taking such contributions into account to the extent permitted under the Plan and regulations under Section 401(k) of the Code.

          (c) Special Rules for Actual Deferral Percentage Limit Testing.

               (1) For purposes of the Actual Deferral Percentage test, the Deferral Rate of any Eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to have 401(k) Contributions or any other employer contributions described in Section 401(k)(3)(D) of the Code allocated to his or her accounts under two or more cash or deferred arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliate shall be determined as if all 401(k) Contributions and any such other employer contributions were made under a single cash or deferred arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements described in Section 401(k) of the Code that have different plan years, all such arrangements that have plan years ending with or within the same calendar year shall be treated as a single arrangement.

               (2) In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section 4.9 shall be applied by determining the Actual Deferral Percentage of Eligible Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year.

               (3) For purposes of determining the Deferral Rate of an Eligible Employee who is a five percent (5%) owner of the Employer (within the meaning of Section 416(i)(1)(B)(i) of the Code) or one of the ten (10) most highly paid Highly Compensated Employees for the Plan Year, the 401(k) Contributions and Compensation of such Eligible Employee shall include the 401(k) Contributions and Compensation for the Plan Year of any of the members of his or her family who also are Eligible Employees. Such family members shall be disregarded as separate Employees in determining the Actual Deferral Percentage both for Eligible Employees who are Non-Highly Compensated Employees and for Eligible Employees who are Highly Compensated Employees. For this purpose, family members shall be an Eligible Employee's spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.

               (4) In order to be taken into account for purposes of the Actual Deferral Percentage test for a Plan Year, 401(k) Contributions must be allocated to the Employee's Account as of a date within such Plan Year. For this purpose, 401(k) Contributions will not be considered to be allocated as of a date within a Plan Year unless (i) the allocation is not contingent on the Employee's participation in the Plan or performance of services on any date subsequent to that date and (ii) such 401(k) Contributions are made before the end of the twelve-month period immediately following such Plan Year.

               (5) 401(k) Contributions will be taken into account under the Actual Deferral Percentage test for a Plan Year only if they relate to Compensation that either would have been received by the Eligible Employee in the Plan Year (but for his or her 401(k) Agreement) or attributable to services performed by the Eligible Employee in the Plan Year and would have been received by the Eligible Employee within 2 1/2 months after the close of the Plan Year (but for his or her 401(k) Agreement).

               (6) Any decrease in the 401(k) Contributions for an Eligible Employee resulting from the distribution of Excess Contributions also shall be effective for purposes of determining the amount of Employer Matching Contributions or Qualified Matching Contributions to be made for the Eligible Employee's benefit under Subsection 4.4(b) and Section 4.6, as the case may be.

               (7) To the extent 401(k) Contributions are distributed or returned to a Participant as excess Annual Additions pursuant to Section 4.11 of the Plan, such amounts shall be disregarded for purposes of determining the Deferral Rate of a Participant.

               (8) To the extent 401(k) Contributions are taken into account in determining an Eligible Employee's Contribution Rate for purposes of the Actual Contribution Percentage test under Subsection 4.9(d), such amounts shall be disregarded for purposes of determining the Deferral Rate.

               (9) Excess Elective Deferrals of a Non-Highly Compensated Employee that are calculated by taking into account only 401(k) Contributions under this Plan and any other plan maintained by the Employer and that are distributed to such Non-Highly Compensated Employee pursuant to Subsection 4.1(d) of the Plan shall be disregarded for purposes of determining the Deferral Rate of such Non-Highly Compensated Employee.

               (10) For purposes of Subsection 4.9(a), Eligible Employee shall include any Employee who would be eligible to make 401(k) Contributions to the Plan but for a suspension due to a withdrawal, a loan, an election not to participate in the Plan, or the inability of the Employee to receive additional Annual Additions because of the limits imposed by Section 415(c)(1) or 415(e) of the Code.

               (11) The Company shall maintain such records as are necessary to demonstrate compliance with the requirements of Subsection 4.9(a), including the extent to which Qualified Nonelective Contributions and Qualified Matching Contributions are taken into account for purposes of determining an Eligible Employee's Deferral Rate.

          (d) Actual Contribution Percentage Test. In no event shall the Actual Contribution Percentage for Eligible Employees who are Highly Compensated Employees exceed with respect to any Plan Year the greater of (1) or (2) as follows:

               (1)  One  hundred   twenty-five  percent  (125%)  of  the  Actual
Contribution Percentage for Eligible Employees who are Non-Highly Compensated Employees or

               (2) The lesser of (i) two hundred percent (200%) of the Actual Contribution Percentage for Eligible Employees who are Non-Highly Compensated Employees or (ii) the Actual Contribution Percentage for Eligible Employees who are Non-Highly Compensated Employees plus two (2) percentage points.

          (e) Correction Methods to Meet Actual Contribution Percentage Test. In the event that for any Plan Year the Actual Contribution Percentage for Eligible Employees who are Highly Compensated Employees otherwise would not meet either of the tests set forth above, as required by Section 401(m)(2) of the Code, then the Employer shall elect one of the following methods (or any combination thereof) of meeting one of those tests:

               (1) Excess Aggregate Contributions, plus any income and minus any loss allocable thereto for such Plan Year, may be forfeited, if forfeitable, or, if not forfeitable, distributed after the end of the Plan Year and within twelve
(12) months after the close of such Plan Year to the Highly Compensated Employees to whose Accounts such Excess Aggregate Contributions were allocated for the Plan Year. If Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such amounts arose, a ten percent (10%) excise tax will be imposed on the Employer with respect to such amounts as provided in Section 4979 of the Code. The amount of any income or loss to be allocated to Excess Aggregate Contributions under this Paragraph
(1) shall be determined by multiplying the income or loss for the Plan Year allocable to the Employer Matching Contributions, Voluntary Contributions, Qualified Matching Contributions and contributions treated as Employer Matching Contributions by a fraction. The numerator of the fraction is the Excess Aggregate Contributions for the Plan Year. The denominator of the fraction is equal to the sum of (i) the Participant's Employer Matching Contributions Account balance, Voluntary Contributions Account balance and Qualified Matching Contributions Account balance determined as of the beginning of the Plan Year and (ii) the Participant's Employer Matching Contributions, Voluntary Contributions, Qualified Matching Contributions and any Qualified Nonelective Contributions or 401(k) Contributions treated as Employer Matching Contributions for the Plan Year. Notwithstanding any other provision in the Plan, the consent of a Participant or his or her spouse shall not be required for a distribution of Excess Aggregate Contributions and allocable income.

               (2) In its discretion, the Employer may make Qualified Nonelective Contributions or Qualified Matching Contributions on behalf of Non-Highly Compensated Employees pursuant to Sections 4.5 or 4.6 in amounts sufficient to meet the Actual Contribution Percentage test when taking such contributions into account to the extent permitted under the Plan and regulations under Section 401(m) of the Code.

          (f) Special Rules for Actual Contribution Percentage Limit Testing.

               (1) For purposes of the Actual Contribution Percentage test, the Contribution Rate for any Eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to have Employer Matching Contributions, Voluntary Contributions, Qualified Matching Contributions or any other matching contributions described in Section 401(m)(4)(A) of the Code allocated to his or her accounts under two or more plans described in Section 401(a) of the Code that are maintained by the Employer or an Affiliate shall be determined as if all Employer Matching Contributions, Voluntary Contributions, Qualified Matching Contributions and any such other matching contributions were made under a single plan. If a Highly Compensated Employee participates in two or more plans to which are made contributions described in Section 401(m)(4)(A) of the Code that have different plan years, all such plans that have plan years ending with or within the same calendar year shall be treated as a single plan.

               (2) In the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section 4.9 shall be applied by determining the Contribution Rate of Eligible Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same plan year.

               (3) For purposes of determining the Contribution Rate of an Eligible Employee who is a five percent (5%) owner of the Employer (within the meaning of Section 416(i)(1)(B)(i) of the Code) or one of the ten (10) most highly paid Highly Compensated Employees for the Plan Year, the Employer
Matching Contributions, Voluntary Contributions, Qualified Matching Contributions, and Compensation of such Eligible Employee shall include the Employer Matching Contributions, Voluntary Contributions, Qualified Matching Contributions, and Compensation for the Plan Year of any of the members of his or her family who also are Eligible Employees. Such family members shall be disregarded as separate employees in determining the Contribution Rate both for Eligible Employees who are Non-Highly Compensated Employees and for Eligible Employees who are Highly Compensated Employees. For this purpose, family members shall be an Eligible Employee's spouse and lineal ascendants or descendants and the spouse of such lineal ascendants or descendants.

               (4) In order to be taken into account for purposes of the Actual Contribution Percentage test for a Plan Year, Employer Matching Contributions and Qualified Matching Contributions must (i) be allocated to the Eligible Employee's Account as of a date within the Plan Year under other provisions of the Plan, (ii) be made on account of the Eligible Employee's 401(k) Contributions and/or Voluntary Contributions for the Plan Year and (iii) be made before the end of the twelve-month period immediately following the Plan Year and Voluntary Contributions must be made to the Trust within the Plan Year (a payment by an Eligible Employee to an agent of the Plan shall be treated as a contribution to the Trust at the time of payment to the agent if the funds paid are transferred to the Trust within a reasonable period after the payment to the agent).

               (5) To the extent Voluntary Contributions are distributed or returned to an Eligible Employee as excess Annual Additions pursuant to Section
4.11 of the Plan, such amounts shall be disregarded for purposes of determining the Participant's Contribution Rate. Employer Matching Contributions, Voluntary Contributions, and Qualified Matching Contributions that are forfeited as Excess Aggregate Contributions pursuant to Subsection 4.9(e) or because the 401(k) Contributions to which they relate are treated as Excess Contributions, Excess Elective Deferrals or Excess Aggregate Contributions shall not be taken into account for purposes of the Actual Contribution Percentage test.

               (6) To the extent Qualified Matching Contributions are taken into account in determining an Eligible Employee's Deferral Rate for purposes of the Actual Deferral Percentage test under Subsection 4.9(a), such amounts shall be disregarded for purposes of determining the Contribution Rate.

               (7) For purposes of Subsection 4.9(d), Eligible Employee shall include any Employee who would be eligible to make 401(k) Contributions and Voluntary Contributions to the Plan and thus receive Employer Matching Contributions and Qualified Matching Contributions but for a suspension due to a withdrawal, a loan, an election not to participate in the Plan, or the inability of the Eligible Employee to receive additional Annual Additions because of the limits imposed by Section 415(c)(1) or 415(e) of the Code.

               (8) The Company shall maintain such records as are necessary to demonstrate compliance with the requirements of Subsection 4.9(d), including the extent to which 401(k) Contributions and Qualified Nonelective Contributions are taken into account for purposes of determining an Eligible Employee's Contribution Rate.

          (g) Prevention of Multiple Use. Notwithstanding any other provisions of the Plan to the contrary, in no event shall the sum of the Actual Deferral Percentage and the Actual Contribution Percentage for Eligible Employees who are Highly Compensated Employees exceed with respect to any Plan Year the "aggregate limit," as that term is defined in Treasury Regulations Section 1.401(m)-2(b)(3) (relating to the multiple use of the alternative limitations contained in Sections 401(k)(3)(A)(ii)(II) and 401(m)(2)(A)(ii) of the Code, respectively). However, the aggregate limit will not be considered to have been exceeded in any Plan Year if either the Actual Deferral Percentage or the Actual Contribution Percentage of the Eligible Employees who are Highly Compensated Employees does not exceed 1.25 multiplied by the Actual Deferral Percentage or Actual Contribution Percentage, as the case may be, of the Eligible Employees who are Non-Highly Compensated Employees. If, after application of the provisions in Subsections 4.9(b) and (e) above, such aggregate limit would be exceeded for any Plan Year, then either the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year shall be reduced or the Company shall make Qualified Nonelective Contributions pursuant to Section 4.5 so that the aggregate limit is not exceeded. The amount of any reduction of the Actual Deferral Percentage for Highly Compensated Employees under this Subsection 4.9(g) shall be determined in the same manner as the amount of any Excess Contributions is determined, as specified in Section 2.31, and such reduction shall be treated as Excess Contributions for purposes of the Plan. For purposes of this Subsection 4.9(g), the provisions of Treasury Regulations Section 1.401(m)-2 are incorporated by reference herein.

     4.10 Reversion of Contributions. Except as provided in this Section 4.10 or as provided in Section 4.11 in the case of the termination of the Plan, the assets of the Plan shall never inure to the benefit of the Employer, and shall be held for the exclusive purposes of providing benefits to Participants and/or their Beneficiaries, and for defraying the expenses of administering the Plan.

          (a) In the case of a contribution which is made by virtue of a mistake of fact, this Section 4.10 shall not prohibit the return of such contribution to the Employer within one (1) year after the payment of the contribution.

          (b) If a contribution is conditioned upon initial qualification of the Plan under Section 401(a) of the Code, or any successor provision thereto, and if the Plan does not so qualify, then this Section 4.10 shall not prohibit the return of such contribution to the Employer within one (1) year after the date of denial of initial qualification of the Plan, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

          (c) If a contribution is conditioned upon the deductibility of the contribution under Section 404 of the Code, or any successor provision thereto, then to the extent the deduction of such contribution is disallowed, this
Section 4.10 shall not prohibit the return of such contribution (to the extent disallowed) to the Employer within one (1) year after such disallowance of the deduction.

     4.11 Other Limitations on Contributions.

          (a)  In  no  event  shall  the  Annual  Additions   allocated  to  any
Participant's Account in any Limitation Year exceed the lesser of (1) or (2) as follows:

               (1) Twenty-five percent (25%) of the Participant's Compensation for the Limitation Year; or

               (2) $30,000 (or, if greater, 1/4 of the defined benefit dollar limit then in effect under Section 415(b)(1)(A) of the Code, as adjusted annually under Section 415(d) of the Code for increases in the cost of living).

          (b) If, as a result of (i) the allocation of Forfeitures, (ii) a reasonable error in estimating a Participant's Compensation, (iii) a reasonable error in determining the amount of 401(k) Contributions that may be made with respect to any Participant under the limits of Section 415 of the Code or (iv) other limited facts and circumstances that the Commissioner of Internal Revenue finds justify the availability of the relief provisions specified in this
Section 4.11, allocations of Annual Additions would exceed the limitation of Subsection 4.11(a) with respect to any Participant, first the Participant's Voluntary Contributions for the Limitation Year, plus any income allocable thereto for such Limitation Year, then the Participant's 401(k) Contributions, plus any income allocable thereto, for the Limitation Year shall be distributed to the Participant to the extent that the distributions would reduce the excess Annual Additions allocated to the Participant's Account. If excess Annual Additions remain for any Participant after available Voluntary Contributions and 401(k) Contributions have been distributed, the excess Annual Additions shall be credited to a suspense account for the Limitation Year and used to reduce Employer Contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for all Eligible Employees.

          (c) Any suspense account established under Subsection (b) shall be maintained in accordance with the following special rules:

               (1) The balance in the suspense account shall be allocated and reallocated (except to the extent limited by Subsection 4.11(a)) on the next succeeding allocation date for allocation of contributions. The entire amount so allocated from the suspense account, including any gains, income or losses credited to the suspense account in accordance with Paragraph (2) below, shall be considered as Annual Additions as of the date allocated.

               (2) Investment gains, income or losses shall be allocated to the suspense account.

               (3) No further Employer Contributions may be made under the Plan until the suspense account is exhausted.

               (4) In the event of termination of the Plan, the suspense account shall be allocated and reallocated to the Accounts of all Eligible Employees in the manner prescribed in Subsections 4.11(b) and (c) up to the limits of Subsection 4.11(a) determined without regard to Compensation paid after the date of Plan termination. Any remaining amount of said suspense account that cannot be so reallocated shall be repaid to the Employer.

     (d) If a Participant has been a participant in a qualified defined benefit plan (as defined in Section 414(j) of the Code) maintained by the Employer or any Affiliate, in no event shall an Eligible Employee be entitled to receive a benefit in an amount which would cause the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction to exceed 1.0 for any Limitation Year. In the event such sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction would otherwise exceed 1.0 for any Plan Year, the projected annual retirement income benefit under the Defined Benefit Plan Fraction shall be limited, to the extent necessary, to reduce such Defined Benefit Plan Fraction so that the sum of the two fractions hereunder does not exceed the foregoing 1.0 limitation.

     (e) Notwithstanding other provisions of this Section 4.11 to the contrary, the otherwise permissible Annual Additions for any Eligible Employee under this Plan may be further reduced to the extent necessary, as determined by the Company, to prevent disqualification of the Plan under Section 415 of the Code, which imposes additional limitations on the benefits payable to Eligible Employees who also may be participating in certain other tax-qualified pension, profit sharing, savings or stock bonus plans. The Company shall advise affected Eligible Employees of any additional limitation on their Annual Additions required by the preceding sentence.

                                   Article 5

                             Participants' Accounts

     5.1 Individual Accounts. The Company, or the Trustee if the Company so determines and the Trustee agrees, shall maintain, or cause to be maintained, an Account for each Participant, which shall consist of the following subaccounts, as applicable: a 401(k) Account, a Profit Sharing Contribution Account, an Employer Matching Contributions Account, a Voluntary Contributions Account, a Rollover Account, and such other separate subaccounts, if any, as the Company may determine to establish pursuant to Sections 4.5 or 4.6. The Company shall also maintain, or cause to be maintained, on behalf of each Participant, a separate accounting of each Participant's Account, including contributions, transfers, withdrawals, earnings, losses and expenses attributable thereto.

     5.2 Revaluation of the Trust. As of each Valuation Date, the Company shall cause to be determined the fair market value of all assets of the Trust, giving effect to (i) earnings, (ii) gains and losses and (iii) appreciation or depreciation whether or not realized. The method of valuation shall be determined by the Trustee and shall be followed with reasonable consistency from year to year. The aggregate amount credited to the Accounts of all Participants having Accounts in the Trust shall be adjusted as of each Valuation Date so as to be equal to the value of all assets in the Trust on such date. Such adjustment shall be made by allocating to the Account of each Participant, as of the Valuation Date and prior to the allocation of contributions and Forfeitures for the Plan Year or such other valuation period, that proportion of the net change in fair market value of all assets as is equal to the proportion that the value of each such Account bears to the value of all such Accounts as of the immediately preceding Valuation Date, after making such adjustments as may be appropriate to reflect contributions, loans or distributions which were made subsequent to the preceding Valuation Date.

The Company may at any other time it deems appropriate under the circumstances secure a determination of the fair market value of the Trust as a whole, of one or more of the separate Investment Funds established under Article 6, or one or more of the separate subaccounts maintained for a Participant. In such event, the Company may make a determination as of such date of the income, gain or loss on any such respective funds since the preceding Valuation Date. If the allocation of such income, gain or loss will produce a significant change in the value of Participants' Accounts, and if such valuation shall affect a distribution, then in the discretion of the Company such date may thereupon be deemed a Valuation Date, and the Company shall allocate such income, gain or loss to the Accounts of Participants in the manner provided in the preceding paragraph.

     5.3 Statements. At least once in each Plan Year, the Company shall cause to be furnished to each Participant a statement showing the values of his or her Account pursuant to this Article 5 as of a Valuation Date occurring in such Plan Year or the preceding Plan Year.

     5.4 Allocation of Investment Income. Each Participant's Account shall be revalued on each Valuation Date to reflect any investment income, gains, losses and expenses allocable to such Account as well as any adjustments for contributions to or distributions, loans or withdrawals from such Account.

                                   Article 6

                      Investment Of Participant's Accounts

     6.1 Investment Control.

          (a) A Participant shall have the right to direct the investment of his or her 401(k) Account, Voluntary Contributions Account, and Rollover Account or a specified portion thereof in accordance with Section 6.3 among such Investment Funds as are selected by the Company.

          (b) The Company shall have investment authority and responsibility for Participants' Profit Sharing Contributions Accounts. Participants' Employer Matching Contributions Accounts shall be invested in Company Stock. Participants do not have the right to direct the investment of their Profit Sharing Contributions Accounts and Employee Matching Contributions Accounts under the Plan.

     6.2 Selection of Investment Funds. The Company shall have the authority to select and withdraw, in its sole discretion, one or more Investment Funds for the investment of Participants' 401(k) Accounts, Voluntary Contributions Accounts, and Rollover Accounts upon prior written notice to Participants.

     6.3 Investment of Accounts.

          (a) If the Company  selects more than one Investment  Fund pursuant to
Section 6.2, each Participant may make an investment election, in accordance with such rules as may be established by the Company, which shall be applied in a uniform and nondiscriminatory manner.

          (b) Each Participant who directs the investment of his or her 401(k) Account, Voluntary Contributions Account, and Rollover Account is solely responsible for the selection of his or her investment options. The Trustee, the Company, and the officers, supervisors and other employees of any such entity are not authorized to advise a Participant as to the manner in which his or her 401(k) Account, Voluntary Contributions Account, and Rollover Account shall be invested. The fact that an Investment Fund is available to a Participant for investment under the Plan shall not be construed as a recommendation for investment in that Investment Fund. In the event no election is made by a Participant, such amounts available for his or her election will be invested by the Trustee in a balanced fund or similar investment.

     6.4 Change of Investment Election as to Future Contributions. The Company shall prescribe, on a uniform and nondiscriminatory basis, the timing and frequency with which changes in investment elections as to future contributions are permitted. The Company may establish and communicate to all Participants procedures under which a Participant may elect to change his or her investment election under Section 6.3 as to future contributions by the use of a telephone exchange system maintained by the Investment Funds for such purposes, subject to such restrictions as may be established by the Investment Fund.

     6.5 Transfers Between Investment Funds. The Company shall prescribe, on a uniform and nondiscriminatory basis, the timing and frequency with which
Participants may elect to transfer amounts already allocated to their 401(k) Account, Voluntary Contributions Account, and Rollover Accounts between available Investment Funds. The Company may establish and communicate to all Participants procedures under which Participants may indicate their elections regarding transfers between Investment Funds by giving instructions directly to the manager or managers of any such funds, subject to such reasonable conditions and limitations as to the timing and frequency of such instructions by a Participant as the Company from time to time may prescribe on a uniform and nondiscriminatory basis. Such procedures shall specify (i) a reasonable method for providing such instructions to the fund managers (which may include telephonic instructions) designed to ensure the proper implementation of a
Participant's instructions and otherwise to protect the interests of Participants, and (ii) the frequency with which such transfers may be made (which may be as frequently as daily) in accordance with new instructions of the Participant.

                                    Article 7

                                     Vesting

     7.1 Fully Vested Subaccounts. A Participant shall at all times have a one hundred percent (100%) nonforfeitable interest in his or her 401(k) Account, Qualified Nonelective Contributions Account, Qualified Matching Contributions Account, Rollover Account, and Voluntary Contributions Account, as applicable.

     7.2 Vesting of the Profit Sharing Contributions Account.

          (a) If a Participant's employment with the Employer is terminated before his or her Early Retirement or Normal Retirement Age for any reason other than Disability or death, in addition to the amounts credited to the subaccounts identified in Section 7.1, the Participant shall be entitled to an amount equal to the "vested percentage" of his or her Profit Sharing Contributions Account.
Such vested percentage shall be determined based on the Participant's Years of Service for vesting purposes in accordance with the following schedule:

                                                Vested
          Years of Service                    Percentage
          ----------------                    ----------
          Less than 3                              0%
          3 but less than 4                       20%
          4 but less than 5                       40%
          5 but less than 6                       60%
          6 but less than 7                       80%
          7 or more                              100%

          (b) In all events, a Participant's Profit Sharing Contributions Account shall be fully vested upon termination of his or her employment with the Employer on or after attainment of his or her Early Retirement or Normal Retirement Age or by reason of Disability or death.

     7.3 Vesting of the Employer Matching Contributions Account.

          (a) If a Participant's employment with the Employer is terminated before his or her Early Retirement or Normal Retirement Age for any reason other than Disability or death, in addition to the amounts credited to the Accounts identified in Sections 7.1 and 7.2, the Participant shall be entitled to an amount equal to the "vested percentage" of his or her Employer Matching Contributions Account. Such vested percentage shall be determined in accordance with the following schedule:

                                                Vested
          Years of Service                    Percentage
          ----------------                    ----------
          Less than 3                              0%
          3 but less than 4                       50%
          4 or more                              100%

          (b) In all events, a Participant's Employer Matching Contributions Account shall be fully vested upon termination of his or her employment with the Employer on or after attainment of his or her Early Retirement or Normal Retirement Age or by reason of Disability or death.

     7.4 Change in Vesting Schedule. Notwithstanding any other provision of the Plan to the contrary, in the event that either of the vesting schedules set forth in Subsections 7.2(a) and 7.3(a) is amended by the Company, any Participant with at least three (3) Years of Service) for vesting purposes at the time such amendment first becomes effective shall be permitted to elect, within a reasonable period after the adoption of such amendment, to have the vested and nonforfeitable portion of his or her Accounts calculated without regard to such amendment. In the event that the use of the vesting schedule prior to amendment would under all circumstances provide a Participant with vested and nonforfeitable benefits in his or her Accounts that are equal to or greater than the amount of such benefits after applying the amended vesting schedule, the Participant shall be deemed to have elected the use of the vesting schedule prior to amendment for purposes of calculating the vested and nonforfeitable portion of his or her Accounts. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the latest of (i) sixty (60) days after the amendment is adopted,
(ii) sixty (60) days after the amendment becomes effective, or (iii) sixty (60) days after the Participant is issued written notice of the amendment by the Company.

     7.5 Forfeitures.

          (a) Any remainder of a terminated Participant's Profit Sharing Contributions Account or Employer Matching Contributions Account that is not vested in accordance with the foregoing vesting schedules shall be retained in such Accounts and forfeited at the earlier of the following dates: (i) if the Participant receives any distribution out of the Participant's Accounts, the date of such distribution, or (ii) if the Participant does not receive a distribution out of the Participant's Accounts, the date on which the Participant incurs a Five Year Break in Service.

          (b) Amounts forfeited under Subsection 7.5(a) shall be applied first to restore the Account balances of any Participants entitled to such restoration under Subsection (c) below. Remaining Forfeiture amounts, if any, shall then be used to:

               (1) Reduce any subsequent Employer Matching Contributions and shall be allocated to the Employer Matching Contributions Accounts of Participants in accordance with the provisions of Subsection 4.4(b) to the extent such Forfeitures are attributable to Employer Matching Contributions; and

               (2) Reduce any subsequent Profit Sharing Contributions and shall be allocated to the Profit Sharing Contributions Accounts of Participants in accordance with the provisions of Subsection 4.4(a) to the extent such Forfeitures are attributable to Profit Sharing Contributions..

          (c) If a previously terminated Participant is reemployed by the Employer prior to incurring a Five Year Break in Service and if the nonvested portion of his or her Accounts has been forfeited pursuant to Subsection 7.5(a), an amount equal to the value of the forfeited portion of the Participant's Profit Sharing Contributions Account and Employer Matching Contributions Account shall be restored to his or her Account in full as of the Participant's Reemployment Commencement Date without adjustment for any gains or losses occurring subsequent to the time of the prior forfeiture. Such restoration shall be made out of then available Forfeitures of the nonvested portions of the Accounts of other Participants in accordance with Subsection 7.5(b), if any, or by a special contribution from the Employer to the extent that Forfeitures then available are insufficient. The amount restored pursuant to this Subsection (c) and the remaining balance of the Participant's undistributed vested interest in his or her Profit Sharing Contributions Account and Employer Matching Contributions Account, if any, shall be maintained as a separate Profit Sharing Contributions Account and Employer Matching Contribution Account. Such separate Accounts shall share in the allocation of gain or loss pursuant to Section 5.2, but shall not share in allocations pursuant to Article 4.4. A Participant's vested interest in such separate Profit Sharing Contributions Account and Employer Matching Contribution Account shall thereafter be determined by applying the following formula:

                 Vested interest = P(AB + (R X D))minus (R X D).

For purposes of applying the formula, P is the vested percentage, in accordance with Subsections 7.2(a) and 7.3(a) at the date of determination; AB is the relevant Account balance at the date of determination; D is the amount of the distribution previously made; and R is the ratio of the relevant Account balance at the date of determination to the Account balance immediately following the preceding distribution.

     7.6 Vesting on Reemployment.

          (a) Except as provided in Subsection (d) of this Section 7.6, if a Participant or former Participant is reemployed after a one year Period of Severance (including a Five Year Break in Service), he or she shall receive credit for any Period of Service completed prior to his or her date of reemployment for the purpose of computing his or her vested percentage after his or her date of reemployment in his or her Profit Sharing Contributions Account and Employer Matching Contributions Account balance related to his or her employment after his or her one year Period of Severance.

          (b) If a Participant or former Participant is reemployed after a one year Period of Severance but before incurring a Five Year Break in Service, that Participant's employment after his or her one year Period of Severance shall be taken into account, together with his or her employment before his or her one year Period of Severance, for purposes of computing his or her vested percentage in his or her Profit Sharing Contributions Account and Employer Matching Contributions Account balance with respect to his or her participation before such one year Period of Severance.

          (c) If a Participant or former Participant is reemployed after incurring a Five Year Break in Service, no amounts shall be reinstated to his or her Profit Sharing Contributions Account and Employer Matching Contributions Account under Section 7.5(c), and no Period of Service after such Five Year Break in Service shall be taken into account in determining the vested percentage in his or her Profit Sharing Contributions Account and Employer Matching Contributions Account balance accrued before such Five Year Break in Service. The undistributed vested amount of a Participant's Profit Sharing Contributions Account and Employer Matching Contributions Account, if any, which accrued prior to the Participant's Five Year Break in Service shall be held as a separate Profit Sharing Contributions Account and Employer Matching Contributions Account, as appropriate. Such separate subaccount shall be fully vested and shall share in allocation of gain or loss pursuant to Section 5.2 but shall not share in allocations pursuant to Article 4.

          (d) If a Participant or former Participant who had no vested interest in his or her Profit Sharing Contributions Account and Employer Matching Contributions Account at the time of his or her termination of employment is reemployed by the Employer after a Period of Severance of one year or longer, the Participant's Period of Service before such one year Period of Severance shall be disregarded for vesting purposes if the Period of Severance equals or exceeds the greater of five (5) consecutive years or the aggregate Periods of Service, whether or not consecutive, completed before such Period of Severance.

                                   Article 8

                               Plan distributions

     8.1 Events Permitting Distribution. Except as otherwise provided in Section 16.3, distribution of the balance credited to a Participant's Account may be made only under the following circumstances:

          (a) Upon termination of the Participant's employment for any reason;

          (b) In-service withdrawals to the extent permitted in Article 9;

          (c) Upon termination of the Plan, if the Employer does not maintain a successor defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e) or 409 of the Code or a simplified employee pension plan as defined in Section 408(k) of the Code) and the Participant's distribution is made in the form of a lump sum;

          (d) Upon the sale, to an entity that is not an Affiliate, of substantially all of the assets used by the Employer in a trade or business in which the Participant is employed, if the Participant's distribution is made in the form of a lump sum, the Employer continues to maintain the Plan following such sale, and the Participant continues employment with the purchaser of such assets; or

          (e) Upon the sale, to an entity that is not an Affiliate, of the interest of the Employer or an Affiliate in a subsidiary in which the Participant is employed, if the Participant's distribution is made in the form of a lump sum, the Employer continues to maintain the Plan following such sale, and the Participant continues employment with such subsidiary.

     8.2 Applicable Distribution and Withdrawal Provisions. A Participant who is an Employee may not receive any distributions from the Plan prior to his or her termination of employment or the termination of the Plan except (i) to the extent permitted under Article 9 as a withdrawal or (ii) as required under
Section 8.5 (relating to the latest time for distributions). Following a Participant's termination of employment, distribution of his or her benefit shall be made as provided below in this Article 8.

     8.3 Time of Distribution to Participant.

          (a) Except as provided in Sections 8.4, 8.5, and 8.6, and unless a Participant elects otherwise, the distribution of a Participant's benefit under
Section 8.7 shall occur or commence not later than sixty (60) days after the close of the Plan Year in which occurs the later of (i) the Participant's attainment of his or her Normal Retirement Age or (ii) the Participant's termination of employment.

          (b) If the value of a Participant's entire vested benefit exceeds $3,500, no distribution to such Participant shall occur or commence before the Participant has attained the later of Normal Retirement Age or age sixty-two
(62), unless an earlier distribution is elected by the Participant in accordance with Subsection (c) below. For this purpose, if the Participant's vested benefit at the time of any distribution exceeded $3,500, the value of his or her vested benefit at all times thereafter will be deemed to exceed $3,500.

          (c) The Company shall provide a Participant with the notices required by Section 402(f) of the Code and Treasury Regulation Section 1.411(a)-11(c) no less than thirty (30) days and no more than ninety (90) days before receipt or commencement of the distribution. A Participant may elect to receive or commence receipt of his or her benefit at any reasonable time after termination of employment. Such an election must be made in writing not more than ninety (90) days and not less than thirty (30) days before the date requested by the Participant for the distribution to occur or commence. If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may be made or commence less than thirty (30) days after the notice required under Treasury Regulation Section 1.411(a)-11(c) is given, provided that:

               (1) The Company clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

               (2) The Participant, after receiving the notice, affirmatively elects a distribution.

     8.4 Time of Distribution of Death Benefits. The distribution of a Participant's death benefit shall be made in accordance with Section 8.10.

     8.5 Latest Time of Distribution. Notwithstanding any other provision of this Plan, the distribution of a Participant's benefit shall occur or commence under this Article 8 no later than the Participant's Required Beginning Date, whether or not the Participant's employment has terminated. If the Participant continues to participate in the Plan after his or her Required Beginning Date, distribution of any additional Plan benefit with respect to which distribution had not occurred or commenced as of the Required Beginning Date shall occur or commence under Section 8.7 during each calendar year following a calendar year in which such an additional benefit is accrued.

     8.6 Small Benefits: Immediate Payment. Notwithstanding any other provision of this Article 8, if the value of a Participant's entire vested benefit is $3,500 or less, then the benefit shall be paid to such Participant (or, in the case of his or her death, to the Beneficiary) in a single lump sum in cash as soon as practical following the Participant's termination of employment (unless an earlier distribution is required by Section 8.5). For this purpose, if the Participant's vested benefit at the time of any distribution exceeded $3,500, the value of his or her vested benefit at all times thereafter will be deemed to exceed $3,500.

     8.7 Form of Distribution to Participant. A Participant's benefit shall be distributed in whichever of the following forms he or she elects:

          (a) A lump sum in cash.

          (b) Annual cash installments payable over the life of the Participant (or the lives of the Participant and his or her Beneficiary) or over a period certain not exceeding the Participant's life expectancy (or the joint life expectancy of the Participant and the Participant's Beneficiary). Life expectancies shall not be recalculated annually, unless the Participant (or, in the case of his or her death, the Participant's spouse) elects otherwise. During the installment period, the remaining Account balance shall be credited with a share of gains, losses, income and expenses of the Trust in accordance with
Section 5.2, and the investment election procedures described in Article 6 shall remain available to such Participant. The amount of each installment shall be determined by dividing the remaining Account balance by the number of remaining installments. With the Company's consent, the distribution of all or part of the remaining Account balance may be accelerated at the Participant's request.

          (c) A life annuity providing the Participant with a monthly retirement benefit during his or her lifetime, ceasing with the last payment due immediately preceding his or her date of death.

          (d) A year certain and life annuity providing the Participant with a monthly retirement benefit during his or her lifetime with the guarantee that one hundred twenty (120) monthly retirement benefit payments will be paid to either the Participant or his or her Beneficiary. If this form is elected and the Participant dies prior to the receipt of all of the guaranteed monthly payments, the balance of the guaranteed monthly payments will be paid to the Participant's designated Beneficiary and will continue until the total of the guaranteed number of monthly payments have been made to the Participant and his or her Beneficiary. The first such payment to the Beneficiary shall be due and payable as of the first day of the month following the Participant's death. In the event there is no designated Beneficiary living at the death of the Participant, the balance of the guaranteed monthly payments which otherwise would have become payable to the Participant's designated Beneficiary shall be commuted to a single sum and shall be paid to the Participant's Beneficiary determined in accordance with Subsection 8.10(a) in the absence of a designated Beneficiary.

          (e)  A  qualified  joint  and  survivor   annuity  that  provides  the
Participant with a monthly retirement benefit during his or her lifetime with payments made to the Participant's spouse after the Participant's death that are equal to fifty percent (50%) or one hundred percent (100%), as elected by the Participant, of the amount of the monthly benefit payable to the Participant during his or her life.

If a form of benefit has not been elected by the time for a Participant's distribution to occur under Section 8.3 or 8.5, the Participant shall be deemed to have elected a lump sum in cash.

     8.8 Qualified Joint and Survivor Annuity Provisions. If a Participant elects one of the forms of distribution set forth in Subsection 8.7(c), (d) or
(e) and the Participant is married, the Participant's benefit shall be paid in the form of a qualified joint and survivor annuity and the following rules shall apply:

          (a) Waiver of Qualified Joint and Survivor Annuity.

               (1) Not more than ninety (90) days before the annuity starting date, a Participant may elect to waive the applicable qualified joint and survivor annuity form of benefit and to receive payment instead in one of the alternative forms specified in Section 8.7. If the Participant elects one of the alternative benefit forms described in Section 8.7, the Participant also may designate a Beneficiary other than his or her spouse to receive any benefits payable following the Participant's death. A Participant may revoke any election previously made under this Subsection (a) and may make a new election hereunder any number of times before the annuity starting date. A Participant's election or revocation under this Subsection (a) shall be in writing.

               (2) An election to waive the qualified joint and survivor annuit shall not be valid unless the Participant has received the notice and explanation described in Subsection (b) below and the spouse of the Participant consents in writing to such election in a manner that satisfies the spousal consent requirements set forth in Subsection 8.11(b), provided that the Participant's election also must designate a specific alternative form of benefit (as well as a Beneficiary) that may not be changed without further spousal consent (unless expressly permitted by the spouse's consent or a prior consent). Spousal consent is not required in order for a Participant to revoke an election to waive the qualified joint and survivor annuity. In the event an election is revoked, the qualified joint and survivor annuity form of benefit shall apply, unless and until a new election to waive such benefit is made, subject to the spousal consent requirements set forth herein.

          (b) Notice and Explanation Requirements. Not more than ninety (90) and not less than thirty (30) days before the annuity starting date, the Company shall notify the Participant in writing of his or her right to elect to waive the applicable qualified joint and survivor annuity form of benefit. Such written notification shall include:

               (1) An explanation of the terms and conditions of the applicable qualified joint and survivor annuity, including the circumstances under which it will be provided if no election is made to waive such form of benefit;

               (2) A statement of the Participant's right to make an election to waive the qualified joint and survivor annuity and an explanation of the effect of such an election;

               (3) A statement of the Participant's right to revoke an election to waive the qualified joint and survivor annuity and an explanation of the effect of such a revocation;

               (4) A statement of the right of the Participant's spouse to consent to the Participant's election to waive the qualified joint and survivor annuity and to the Participant's designation of an alternative form of benefit or Beneficiary;

               (5) A general explanation of the relative financial impact of an election to waive the qualified joint and survivor annuity; and

               (6) A statement regarding the availability of the additional information described below in this Subsection (b).

Within thirty (30) days after receipt of a timely written request from the Participant for additional information, the Company shall provide the Participant with a written explanation, in nontechnical language, of the terms and conditions of the alternative forms of benefit available under the Plan and the financial effect (in terms of dollars per monthly payment) upon the Participant's monthly benefit in case of an election to waive the qualified joint and survivor annuity and receive an alternative form of benefit.

          (c) Definition of Annuity Starting Date. The term "annuity starting date" shall mean the first day of the first period for which an amount is payable as an annuity or, in the case of a benefit not payable as an annuity, the date of distribution of the benefit.

     8.9 Qualified Preretirement Survivor Annuity Provisions. If a Participant elects one of the forms of distribution set forth in Subsections 8.7(c), (d) and
(e), the following rules shall apply:

          (a) Qualified Preretirement Survivor Annuity. If the Participant dies before the annuity starting date (as defined in Subsection 8.8(c) above) and if he or she is married at the time of his or her death, the balance in his or her Account shall be applied toward the purchase of a qualified preretirement survivor annuity described below, unless, prior to his or her death, the Participant elected to waive such form of benefit and designated an alternative form of death benefit or Beneficiary in the manner provided in Subsection (b) below. If the Participant dies before the annuity starting date and if he or she is not married at the time of his or her death, the balance in his or her Account shall be distributed to his or her Beneficiary in accordance with
Section 8.10.

The qualified preretirement survivor annuity shall consist of an immediate life annuity which provides the spouse with a monthly retirement benefit during his or her lifetime, the actuarial equivalent of which is one hundred percent (100%) of the Participant's vested Account balance (adjusted for any outstanding loans) as of the date of the Participant's death, ceasing with the last payment due immediately preceding his or her date of death.

          (b) Waiver of Qualified Preretirement Survivor Annuity.

               (1) On or after the first day of the Plan Year in which the Participant attains age thirty-five (35), the Participant may elect to waive the qualified preretirement survivor annuity form of death benefit and designate a Beneficiary other than his or her spouse to receive the balance in his or her Account in the event of his or her death prior to the annuity starting date, in accordance with Subsection (d) below. In the case of a Participant whose employment terminates prior to the first day of the Plan Year in which he or she attains age thirty-five (35), an election may be made at any time following such termination of employment to waive the qualified preretirement survivor annuity with respect to his or her Account attributable to service prior to such termination. The Participant may revoke any election previously made under this Subsection (b) and may make a new election hereunder any number of times before the annuity starting date or the Participant's earlier death. The Participant's election or revocation under this Subsection (b) shall be in writing.

               (2) An election to waive the qualified preretirement survivor annuity shall not be valid unless the Participant has received the notice and explanation described in Subsection (c) below and the spouse of the Participant consents in writing to such election in a manner that satisfies the spousal consent requirements set forth in Subsection 8.11(b). Spousal consent is not required in order for the Participant to revoke an election to waive the qualified preretirement survivor annuity. In the event an election is revoked, the qualified preretirement survivor annuity form of benefit shall again apply, unless and until a new election to waive such benefit is made, subject to the spousal consent requirements set forth herein.

          (c) Notice and Explanation Requirements. The Company shall notify the Participant in writing of his or her right to waive the qualified preretirement survivor annuity form of benefit. Such notification shall contain an explanation and such other information with respect to the qualified preretirement survivor annuity which is comparable to that required under Subsection 8.8(b) with respect to the qualified joint and survivor annuity. Such written notice and explanation shall be provided to each Participant within whichever of the following periods ends last:

               (1) The period beginning on the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35).

               (2) The period beginning one (1) year before and ending one (1 ) year after the time such individual became a Participant.

               (3) In the case of a Participant whose employment terminates prior to attaining age thirty-five (35), the period beginning one (1) year before and ending one (1) year after such termination of employment.

               (4) The period beginning one (1) year before and ending one (1) year after Sections 8.8 and 8.9 apply to the Participant.

          (d) Alternative Forms of Death Benefit. The death benefit payable under this Section 8.9 to the Beneficiary of a married Participant who has validly waived the qualified preretirement survivor annuity or to the Beneficiary of an unmarried Participant shall be paid in accordance with Section 8.10.

     8.10 Distribution of Death Benefit. If a Participant dies before receiving his or her entire benefit, such Participant's Beneficiary shall be entitled to receive such benefit (or the undistributed portion thereof) after filing the prescribed claim form with the Company. Subject to the provisions of Sections
8.6 and 8.12, the Beneficiary's distribution shall be made as follows:

          (a) This Subsection 8.10(a) shall apply only in the event that a Participant elected to receive his or her benefit in installments or annuity payments under Section 8.7 and then dies after the installment or annuity payments have commenced but before such payments are completed. Subject to the requirements of Subsection 8.12(c), the remaining installments or annuity payments of such Participant's benefit ordinarily shall be paid to his or her Beneficiary in accordance with the predetermined distribution schedule originally established for him or her by the Company. However, a Beneficiary may make a written request, subject to the Company's consent, to accelerate the distribution of any or all unpaid installments to which such Beneficiary is entitled.

          (b)  This  Subsection   8.10(b)  shall  apply  in  the  event  that  a
Participant dies before his or her benefit is distributed and Subsection (a) above does not apply. A Beneficiary may receive the Participant's benefit in any of the forms of distribution set forth in Section 8.7 as he or she elects. If a Beneficiary does not elect a form of distribution, the Participant's benefit shall be paid to his or her Beneficiary in the form of a single lump sum in cash, and the distribution shall be made as soon as reasonably practical after the Participant's death. However, in no event shall the lump sum distribution be made later than five (5) years after the Participant's death.

     8.11 Beneficiary Designation; Spousal Consent Rights.

          (a) A Participant's Beneficiary shall be the person(s) so designated by such Participant. If the Participant has not made an effective designation of a Beneficiary or if the designated Beneficiary is not living when a distribution is to be made, then (i) the surviving spouse of the deceased Participant shall be the Beneficiary, if then living, or (ii) if none, the then living children of the deceased Participant shall be the Beneficiaries in equal shares, or (iii) if none, the then living parents of the deceased Participant shall be the Beneficiaries in equal shares, or (iv) if none, the then living brothers and/or sisters of the deceased Participant shall be the Beneficiaries in equal shares, or (v) if none, the estate of the Participant shall be the Beneficiary. The
Participant may change his or her designation of a Beneficiary from time to time. Any designation of a Beneficiary (or an amendment or revocation thereof) shall be effective only if it is made in writing on the prescribed form and is received by the Employer prior to the Participant's death.

          (b) The designation by a married Participant of a primary Beneficiary other than his or her surviving spouse shall not be valid unless such designation (i) includes the written consent of the surviving spouse that acknowledges the effect of such designation and is witnessed by either a Plan representative or a notary public, and (ii) names a specific Beneficiary that may not be changed without further spousal consent (unless the consent or a prior consent expressly permits designations by the Participant without any requirement of further consent by the spouse). Such consent shall be effective only as to the spouse who signs the consent and, once given, may not be revoked by such spouse. Notwithstanding the foregoing, such spousal consent shall not be required if it is established to the satisfaction of a Plan representative that the required consent cannot be obtained because there is no spouse, because the Participant is legally separated from or has been abandoned by the spouse (and the Participant has a court order to that effect), because the spouse cannot be located, or because of other circumstances that are deemed acceptable under applicable Treasury Regulations. If a Participant's spouse is legally incompetent to give consent, the spouse's legal guardian may do so, even if such guardian is the Participant. A designation of Beneficiary made by a Participant and consented to by his or her spouse may be revoked by the Participant in writing without the consent of the spouse at any time prior to the time his or her benefit is distributed or commences. Any new election must comply with the requirements of this Subsection (b).

          (c) The Company may require such proof of death and such evidence of the right of any person to receive payment under Section 8.10 as the Company may deem advisable. The Company's determination of the right under this Section 8.11 of any person to receive payment shall be final and conclusive upon all persons.

     8.12 Minimum Required Distributions; Incorporation of Regulations.

          (a) All distributions under the Plan shall comply with Section 401(a)(9) of the Code and the regulations promulgated thereunder, including Treasury Regulations Section 1.401(a)(9)-2, and the provisions of the Plan reflecting Section 401(a)(9) of the Code (including Section 8.5 and this Section 8.12) shall override any other provisions of the Plan that are inconsistent therewith.

          (b) All distributions shall be payable in accordance with Treasury regulations over the life of the Participant (or the lives of the Participant and his or her designated Beneficiary) or over a period not extending beyond the life expectancy of the Participant (or the joint life and last survivor expectancy of the Participant and his or her designated Beneficiary). The present value of the payments to be made to the Participant during the Participant's life expectancy shall be no less than is required under the "incidental death benefit" rule of Section 401(a)(9)(G) of the Code and the regulations thereunder.

          (c) Notwithstanding anything in the Plan to the contrary, if a Participant dies before the distribution of his or her benefits has been made or commenced, the Participant's entire benefit shall be distributed by December 31 of the calendar year containing the fifth (5th) anniversary of the date of his or her death; provided that any portion of the benefit which is payable to a designated Beneficiary may be distributed (i) over the life of (or over a period not extending beyond the life expectancy of) such Beneficiary, (ii) beginning not later than one year after the date of the Participant's death or, if such Beneficiary is the Participant's surviving spouse, beginning not later than the date on which the Participant would have attained age 70 1/2. If the spouse dies before distributions begin, the spouse shall be treated as the Participant for purposes of these provisions.

          (d) Notwithstanding anything in the Plan to the contrary, if a Participant dies after distribution of his or her benefits has commenced, the remaining portion of the benefit will be distributed at least as rapidly as under the method of distribution in effect at the date of such Participant's death.

          (e) For purposes of Subsections (c) and (d) above, distribution of a Participant's benefits are treated as having commenced on the Participant's Required Beginning Date, even though payments may actually have been made before that date.

          (f) For purposes of this Section 8.12 and to the extent permitted by law, any amount paid to a Participant's child shall be treated as if it had been paid to the Participant's surviving spouse if such amount will become payable to the surviving spouse upon such child reaching the age of majority (or other designated event permitted by law).

     8.13 Direct Rollover.

          (a) Effective January 1, 1993, notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section 8.13, a distributee may elect, at the time and in the manner prescribed by the Company and in accordance with the regulations promulgated under Section 402(c) of the Code, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          (b) For purposes of this Section 8.13 and Section 8.14:

               (1) "Eligible retirement plan" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity (other than an endowment contract) described in Section 408(b) of the Code, a qualified trust described in Section 401(a) of the Code, or an annuity plan described in Section 403(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or an individual retirement annuity.

               (2) "Eligible rollover distribution" means any distribution, in a form permitted under Section 8.7 of the Plan, of all or any portion of the balance to the credit of the distributee, except that the following distributions shall not be eligible rollover distributions: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten
(10) years or more, (ii) any distribution required under Section 8.5 and (iii) the portion of any distribution that is not includable in gross income.

               (3) "Distributee" means an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the
Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

               (4) "Direct rollover" means a payment by the Plan to the eligible retirement plan specified by the distributee.

     8.14 Withholding on Distributions. Distributions under this Plan shall be subject to Federal income tax withholding to the extent prescribed by Section 3405 of the Code. Effective January 1, 1993, in accordance with Section 3405(c) of the Code and the regulations thereunder, if a Participant elects to receive a distribution of any portion of an eligible rollover distribution rather than have such distribution transferred directly to an eligible retirement plan in accordance with Section 8.13, the Company shall withhold or cause to be withheld from such distribution an amount equal to twenty percent (20%) of such distribution.

     8.15 Deferred Distribution. The Accounts of Participants who have terminated employment and have not yet received the entire value of their vested Plan benefit may be charged with their proportionate shares of the administrative expenses of the relevant Investment Funds and with their shares of any per Participant fees charged by a third party administrator.

     8.16 Determination of Account Balance. Whenever a Participant or his or her Beneficiary is entitled to receive a distribution of the entire amount or a percentage of his or her Account balance, the amount of such Account balance shall be determined as of the Valuation Date immediately preceding the date of distribution, as adjusted for contributions and withdrawals made after such Valuation Date.

     8.17 Reemployment of Participants Receiving Payments. In the event that a Participant who is receiving installment or annuity payments under this Article 8, which are payable as a result of the Participant attaining Normal Retirement Age or the Participant's Disability, is reemployed by the Employer, such Participant shall continue to receive payments from his or her Account in accordance with the method of payment in effect prior to his or her reemployment unless such method is changed. Payments shall be drawn from his or her entire Account, including any contributions allocated to his or her Account after his or her reemployment.

     8.18 No Liability. Any payment to any Participant, or to his or her legal representative or Beneficiary, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims for benefits hereunder against the fiduciaries of the Plan, including the Employer and the Trustee, any of whom may require such Participant, legal representative or Beneficiary, as a condition precedent to such payment, to execute a receipt therefor in such form as shall be determined by the fiduciary requesting such receipt. The Employer does not guarantee the Plan, the Participants, former Participants or their legal representatives or Beneficiaries against loss of or depreciation in value of any right or benefit that any of them may acquire under the terms of the Plan. All of the benefits payable hereunder shall be paid or provided for solely from the Trust, and the Employer does not assume any liability or responsibility therefor.

                                   Article 9

                           Withdrawals While Employed

     9.1 Withdrawals From Voluntary Contributions Account. A Participant who has made Voluntary Contributions and who is an Employee may make a withdrawal from his or her Voluntary Contributions Account once per Plan Year.

     9.2 Withdrawals From Rollover Account. Subject to the limitation contained in Section 9.7, a Participant who has made a Rollover Contribution and who is an Employee may make a withdrawal from his or her Rollover Account at any time. The amount that may be withdrawn under this Section 9.2 shall not exceed the balance credited to the Participant's Rollover Account. Notwithstanding the foregoing provisions of this Section 9.2, to the extent required by applicable rules or regulations in order to maintain the qualification of the Plan or a plan from which assets are transferred to the Plan, the withdrawal of any portion of a Participant's Rollover Account that is attributable to a plan-to-plan transfer to the Plan from another qualified plan shall be subject to any additional limitation imposed on the amounts so transferred by the transferor plan immediately prior to such transfer.

     9.3 Withdrawals From 401(k) Account. A Participant who is an Employee may make a withdrawal from his or her 401(k) Account if:

          (a) He or she has attained age fifty-nine and one-half (59 1/2) or

          (b) Subject to the restrictions of Section 9.6, he or she is eligible for a Hardship withdrawal.

     9.4 Withdrawals from Profit Sharing Contributions Account and Employer Matching Contributions Account. A Participant who is an Employee may make a withdrawal from the vested portion of his or her Profit Sharing Contributions Account and Employer Matching Contributions Account if he or she has attained age fifty-nine and one-half (59 1/2). The amount that may be withdrawn under this Section 9.4 shall not exceed the vested portion of the balance credited to the Participant's Profit Sharing Contributions Account and Employer Matching Contributions Account.

     9.5 Company Consent. The Company, in its sole discretion, may withhold its consent to any withdrawal under this Article 9, and the Company may consent only to the withdrawal of a part of the amount requested by the Participant. The Company shall act upon requests for withdrawals in a uniform and nondiscriminatory manner, based on written, objective criteria and consistent with the requirements of Section 401(a), Section 401(k), Section 401(m) and related provisions of the Code.

     9.6 Hardship Withdrawal Rules.

          (a) A Hardship withdrawal must be made on account of an immediate and heavy financial need of the Participant arising solely from one or more of the following:

               (1) Costs directly related to the construction or purchase (excluding mortgage payments) of the Participant's principal residence;

               (2) Expenses for medical care described in Section 213(d) of the Code which (i) were previously incurred by the Participant or the Participant's spouse or dependent (as defined in Section 152 of the Code) or (ii) are necessary for such persons to obtain such medical care;

               (3) Payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant or his or her spouse, child or dependent (as defined in Section 152 of the Code);

               (4) Payment of amounts necessary to prevent the eviction of the Participant from his or her principal residence or the foreclosure of the mortgage on the Participant's principal residence; or

               (5) Any other financial need that has been identified as a deemed immediate and heavy financial need in a ruling of general applicability issued under the authority of the Commissioner of the Internal Revenue Service.

          (b) A Hardship withdrawal must be necessary to satisfy the financia need of the Participant. In order to qualify for a Hardship withdrawal:

               (1) The amount of the Hardship withdrawal must not exceed the amount of the immediate and heavy financial need of the Participant. The amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution of the Hardship withdrawal.

               (2) The Participant must have obtained all distributions, other than Hardship withdrawals, and all nontaxable loans currently available under all plans maintained by the Employer, unless obtaining such loan would increase the Participant's Hardship.

               (3) Upon receipt of a Hardship withdrawal,  the Participant shall be suspended from making 401(k) Contributions to the Plan or elective contributions to any other plan maintained by the Employer or an Affiliate (including qualified and nonqualified plans, but excluding health or welfare benefit plans) for twelve (12) months following the receipt of the Hardship withdrawal.

               (4) Upon receipt of a Hardship withdrawal, the Participant may not make 401(k) Contributions to the Plan or elective contributions to any other plan maintained by the Employer or an Affiliate for the Participant's taxable year immediately following the year of the Hardship withdrawal in excess of the applicable limit under Section 402(g) of the Code for such following year, less the amount of such Participant's 401(k) Contributions to the Plan and elective contributions to any other plan maintained by the Employer or an Affiliate for the year of the Hardship withdrawal.

          (c) The Company's determination of an immediate and heavy financial need of the Participant, the amount required to satisfy such need and the Participant's lack of other resources reasonably available to meet such need shall be made in a uniform and nondiscriminatory manner with respect to all Participants.

          (d) Notwithstanding any other provision of this Article 9, a Participant shall not be permitted to make a Hardship withdrawal of any Qualified Nonelective Contributions or Qualified Matching Contributions or of any earnings on such contributions credited to his or her Account, unless such Qualified Nonelective Contributions or Qualified Matching Contributions and any earnings on such contributions were credited to his or her Account as of December 31, 1988.

          (e) Hardship withdrawals from a Participant's 401(k) Account under this Article 9 shall be limited to an amount equal to the Participant's total 401(k) Contributions under the Plan, determined as of the date of the withdrawal, reduced by the amount of any previous Hardship withdrawals. Notwithstanding the foregoing, earnings credited to a Participant's 401(k) Account as of December 31, 1988 which are attributable to 401(k) Contributions may also be withdrawn.

          (f) In order to qualify for a Hardship withdrawal, the Participant must submit a properly completed withdrawal request form in accordance with procedures established by the Company.

     9.7 Frequency and Source of Withdrawals. A Participant shall not be permitted to make more than one withdrawal under this Article 9 in any Plan Year; provided, however, that withdrawals made at the same time shall be considered a single withdrawal. Withdrawals shall be paid from the affected Account and subaccounts. If more than one Investment Fund is available to pay the withdrawal, the withdrawal shall be made pro rata from the Investment Fund(s); provided, however, that a Hardship withdrawal shall be made only after the maximum amount available without demonstrating a Hardship has been withdrawn.

     9.8 Payment of Withdrawals. A Participant may request a withdrawal by filing the prescribed withdrawal request form with the Company. A withdrawal shall be paid as soon as reasonably practical after the date on which the Company receives the prescribed withdrawal form (subject to the Company's consent). Withdrawals shall be paid only in a single lump sum payment in cash.

     9.9 Valuation Date. For purposes of this Article 9, the value of a Participant's Account and the vested percentage of any subaccounts shall be determined as of the Valuation Date coinciding with or following the date of the withdrawal request.

                                   Article 10

                               Loans from the plan

     10.1 Eligibility for Loans. Upon written approval of the Company, a Participant who is an Employee or a Participant who is an employee of an Affiliate may obtain a cash loan from the Plan as provided in this Article 10. Notwithstanding the foregoing, to the extent required under applicable Department of Labor regulations, a Participant who is not an Employee but otherwise is a "party in interest" (within the meaning of Section 3(14) of ERISA) also shall be eligible to receive a loan under the terms of this Article 10.

     10.2 Amount of Loans.

          (a) The minimum amount of a Participant's loan shall be $1,000.

          (b) The maximum amount of a loan shall be the lesser of (i) 50% of the sum of the Participant's 401(k) Account, Rollover Account, and Voluntary Contributions Account balances or (ii) the amount determined under Section 10.3.

          (c) For purposes of this Section 10.2, a Participant's Account balance shall be determined as of the Valuation Date coinciding with or following the date of the loan request.

     10.3 Aggregate Loan Limitation. No loan shall be granted under the Plan if it would cause the aggregate balance of all loans that a Participant thereafter has outstanding under this Plan or under any other qualified plan maintained by the Employer or any Affiliate to exceed the lesser of:

          (a) $50,000, less the amount by which such aggregate balance has been reduced through repayments during the period of twelve (12) months ending on the day before such loan is made; or

          (b) The greater of (i) $10,000 or (ii) 50% of the vested portion of all accounts of the Participant under this Plan or under any other qualified plan maintained by the Employer or any Affiliate.

     10.4 Loan Requirements. Loans to Participants shall be made on such terms and conditions as the Company may determine in its sole discretion, provided that loans shall:

          (a) Be available to all Participants on a reasonably equivalent basis;

          (b) Other than by operation of the limitations contained in Section 10.2, not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees;

          (c) Bear a reasonable rate of interest;

          (d) Provide for level amortization over its term with payments at quarterly or more frequent intervals, as determined by the Company;

          (e) Provide for repayment in full on or before the earlier of (i) the date when the Participant ceases to be an Employee, or a reasonable time thereafter, or (ii) the date five (5) years after the loan is made (or the date ten (10) years after the loan is made if the loan is used to acquire a dwelling unit that, within a reasonable period of time, is to be used as the principal residence of the Participant); and

          (f) Be adequately secured.

     10.5 Loan Policy. The terms and conditions of any loans made from the Plan shall be set forth in a "Loan Policy" that shall be adopted by the Company as a part of the Plan, and which hereby are incorporated in this Plan by reference. Such Loan Policy may be amended from time to time by the Company, and shall provide, among other things:

          (a) The identity of the person or positions authorized to administer the loan program established pursuant to this Article 10;

          (b) The procedure for applying for loans;

          (c) The basis on which loans will be approved or denied;

          (d) Limitations (if any) on the types and amount of loans that are available under the Plan;

          (e) The procedure for determining a reasonable rate of interest that will be charged on loans;

          (f) The types of collateral that may secure a Participant's loan; and

          (g) The events constituting default and the steps that will be taken to preserve Plan assets in the event of such default.

     10.6 Segregated Investment. A loan to a Participant under this Article 10 shall be a segregated investment of the Account and applicable subaccount of such Participant made at the Participant's direction. Principal and interest payments on a Participant's loan shall be allocated to such Participant's Account. Any loss caused by nonpayment or other default on a Participant's loan obligations shall be borne solely by such Participant's Account, and neither the Company nor the Trustee, nor any employee of any of the foregoing, shall be liable for any such loss.

                                   Article 11

                            Funding Policy And Method

     11.1 Contributions. The Company shall cause the participating Employers to make Profit Sharing Contributions, Employer Matching Contributions, Qualified Nonelective Contributions, and Qualified Matching Contributions to the Plan, as provided in Article 4. The Company shall also make arrangements for the collection of 401(k) Contributions, Voluntary Contributions and Rollover Contributions, as provided in Article 4.

     11.2 Expenses of the Plan. The participating Employers shall pay all expenses of the Plan, except such expenses as are paid out of the Trust pursuant to the terms of the Trust Agreement entered into with the Trustee.

     11.3 Cash Requirements. From time to time, the Company shall estimate the benefits, withdrawals, loans and administrative expenses to be paid out of the Trust during the period for which such estimate is made and shall also estimate the contributions to be made to the Plan during such period by Participants and by (or on behalf of) the participating Employers. The Company shall inform the Trustee and each Investment Manager appointed under Section 12.3, if any, of the estimated cash needs of, and contributions to, the Plan during the periods for which such estimates are made. Such estimates shall be made on an annual, quarterly, monthly or other basis, as the Company shall determine.

     11.4 Independent Accountant. The Company shall engage an independent qualified public accountant to conduct such examination and to express such opinion as may be required by Section 103(a)(3) of ERISA, if any. The Company may remove and discharge the person so engaged, but in such event the Company shall engage a successor independent qualified public accountant to perform such examination and to express such opinion, if required.

                                   Article 12

               Fiduciary Responsibilities And Plan Administration

     12.1 Plan Sponsor and Plan Administrator. The Company is the "plan sponsor" and the "plan administrator" of the Plan, as such terms are used in ERISA and the Code.

     12.2 Administrative Responsibilities. The Company shall be the named fiduciary that has the authority to control and manage the operation and administration of the Plan in the Company's sole discretion subject to the terms of the Plan. The Company shall make such rules, interpretations and computations and take such other actions to administer the Plan as the Company may deem appropriate in its sole discretion. The rules, interpretations, computations and other actions of the Company shall be binding and conclusive on all persons. In administering the Plan, the Company shall act in a nondiscriminatory manner to the extent required by Section 401(a) and related provisions of the Code and shall at all times discharge its duties with respect to the Plan in accordance with the standards set forth in Section 404(a)(1) of ERISA.

     12.3 Management of Plan Assets. The Company shall be a named fiduciary with respect to control and management of the assets of the Plan, but only to the extent that it shall have the authority (i) to appoint one or more Trustees to hold the assets of the Plan and to enter into an agreement with each Trustee it appoints, (ii) to select Investment Funds in which Plan assets may be invested,
(iii) to appoint one or more Investment Managers for any assets of the Plan and to enter into an investment management agreement with each Investment Manager it appoints, (iv) to direct the investment of any Plan assets not assigned to an Investment Manager or not invested in one or more Investment Funds at the direction of Participants in accordance with Article 6, (v) to remove any Trustee or Investment Manager it appointed and (vi) to direct the Trustee to enter into a custodial agreement with a bank or trust company pursuant to which such bank or trust company is to have custody of Plan assets as an agent of the Trust. Each Investment Manager so appointed shall acknowledge in writing that it is a fiduciary with respect to the Plan.

     12.4 Trustee and Investment Managers. The Trustee shall have the exclusive authority and discretion to control and manage the Plan assets held by it, except to the extent that (i) the Company directs how such assets shall be invested, (ii) the Company allocates the authority to manage such assets to one or more Investment Managers, (iii) the Plan prescribes how such assets shall be invested or (iv) Participants are permitted to direct the investment of their Accounts pursuant to Article 6. Each Investment Manager appointed under Section
12.3 shall have the exclusive authority to manage, including the power to acquire and dispose of, the Plan assets assigned to it by the Company except to the extent that the Plan prescribes how such assets shall be invested (including at the direction of Participants in accordance with Article 6). The Trustee and any Investment Manager shall be solely responsible for diversifying the investments, in accordance with Section 404(a)(1)(C) of ERISA, of the Plan assets assigned to them by the Company, except to the extent that the Company directs or the Plan prescribes how such assets shall be invested (including at the direction of Participants in accordance with Article 6).

     12.5 Delegation of Fiduciary Responsibilities. The Company may engage such attorneys, actuaries, accountants, consultants or other persons to render advice or to perform services with regard to any of its responsibilities under the Plan as it shall determine to be necessary or appropriate. The Company may designate by written instrument (signed by both parties) one or more actuaries, accountants or consultants as fiduciaries to carry out, where appropriate, fiduciary responsibilities of the Company. The Company shall not allocate or delegate to any other person any of its duties and responsibilities under the Plan. The duties and responsibilities of the Company under the Plan shall be carried out by the directors, officers and employees of the Company (or a Committee thereof appointed in accordance with Section 12.7), acting on behalf and in the name of the Company in their capacities as directors, officers and employees and not as individual fiduciaries. Except as provided in Section 13.3 (regarding the appointment of a Review Panel), the Company is specifically prohibited from designating any director, officer or employee of the Company as a fiduciary and from allocating or delegating to any such person any of its fiduciary responsibilities.

     12.6 Service in Several Fiduciary Capacities. Nothing herein shall prohibit any person or group of persons from serving in more than one fiduciary capacity with respect to the Plan.

     12.7 Appointment of the Committee. The Company may appoint a Committee to act on its behalf in carrying out the Company's fiduciary duties under the Plan. If the Company appoints a Committee, as provided in this Section 12.7, the following rules shall apply:

          (a) The Committee shall be known as the 401(k) Plan Committee.

          (b) The Committee shall consist of at least three (3) persons appointed from time to time by the Company who may be Employees and who shall serve at the pleasure of the Company without compensation, unless otherwise determined by the Company. The Company shall certify to the Trustee the members of the Committee.

          (c) The Committee shall act by agreement of a majority of its members, either by vote at a meeting or in writing without a meeting. By such action, it may authorize one or more members to execute documents on its behalf, perform other fiduciary and ministerial duties and direct the Trustee in the performance of its duties hereunder on behalf of the Committee. The Trustee, upon written notification of such authorization, shall accept and rely upon such documents until notified in writing that the authorization has been revoked by the Committee. The Trustee shall not be deemed to be on notice of any change in the membership of the Committee unless notified in writing. A member of the Committee, who is also a Participant hereunder, shall not vote or act upon any matter relating solely to himself or herself. In the event of a deadlock or other situation which prevents agreement of a majority of the Committee members, the matter shall be decided by the Company.

          (d) The Committee shall keep such written records as it shall deem necessary or proper, which records shall be open to inspection by the Company. The Committee shall obtain from the Trustee regular reports with respect to the current value of the assets held in the Trust, in such form as is acceptable to the Committee. The Committee shall keep on file a copy of this Plan and the Trust Agreement, including any subsequent amendments, all annual and interim reports of the Trustee and the latest annual report, summary of the annual report, and summary plan description required under Title I of ERISA for examination by Participants during business hours.

     12.8 Indemnification. The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, members of the Committee, directors, officers and employees acting for the Company, and all such former members, directors, officers and employees, for any and all expenses, liabilities or losses, including attorneys' fees, arising out of any act or omission relating to the rendition of services for or the management and administration of the Plan, other than such expenses, liabilities and costs as may result from the bad faith, criminal acts or willful misconduct of such persons or to the extent such indemnification is specifically prohibited by ERISA.

                                   Article 13

                                Claims Procedures

     13.1 Application for Benefits. Applications for benefits and inquiries concerning the Plan (or concerning present or future rights to benefits under the Plan) shall be submitted to the Company in writing. An application for benefits shall be submitted on the prescribed form and shall be signed by the Participant or, in the case of a benefit payable after his or her death, by his or her Beneficiary.

     13.2 Denial of Application. In the event that an application for benefits is denied in whole or in part, the Company shall notify the applicant in writing of the denial and of the right to a review of the denial. The written notice shall set forth, in a manner calculated to be understood by the applicant, specific reasons for the denial, specific references to the provisions of the Plan on which the denial is based, a description of any information or material necessary for the applicant to perfect the application, an explanation of why the material is necessary, and an explanation of the review procedure under the Plan. The written notice shall be given to the applicant within a reasonable period of time (not more than ninety (90) days) after the Company received the application, unless special circumstances require further time for processing and the applicant is advised of the extension. In no event shall the notice be given more than one hundred eighty (180) days after the Company received the application.

     13.3 Review Panel. The Company may from time to time appoint a Review Panel that may consist of one (1) or more individuals who may, but need not, be Employees. If no such Review Panel is named, the Company shall be deemed to be the Review Panel for purposes of this Article 13. The Review Panel shall be the named fiduciary that has the authority to act with respect to any appeal from a denial of benefits or a determination of benefit rights.

     13.4 Request for Review. An applicant whose application for benefits was denied in whole or in part, or the applicant's duly authorized representative, may appeal from the denial by submitting to the Review Panel a request for a review of the application within sixty (60) days after receiving written notice of the denial from the Company. The Company shall provide the applicant or his or her representative an opportunity to review pertinent materials, other than legally privileged documents, in preparing the request for a review. The request for a review shall be in writing and addressed to the Review Panel. The request for a review shall set forth all of the grounds on which it is based, all facts in support of the request, and any other matters that the applicant deems pertinent. The Review Panel may require the applicant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its review.

     13.5 Decision on Review. The Review Panel shall act on each request for a review within sixty (60) days after receipt, unless special circumstances require further time for processing and the applicant is advised of the extension. In no event shall the decision on review be rendered more than one hundred twenty (120) days after the Review Panel received the request for a review. The Review Panel shall give prompt written notice of its decision to the applicant and to the Company. In the event that the Review Panel confirms the denial of the application for benefits in whole or in part, the notice shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for the decision and specific references to the provisions of the Plan on which the decision is based.

     13.6 Rules and Interpretations. The Review Panel shall adopt such rules, procedures and interpretations of the Plan as it deems necessary or appropriate in carrying out its responsibilities under this Article 13.

     13.7 Exhaustion of Remedies. No legal action for benefits under the Plan shall be brought unless and until the claimant (i) has submitted a written application for benefits in accordance with Section 13.1, (ii) has been notified by the Company that the application is denied, (iii) has filed a written request for a review of the application in accordance with Section 13.4 and (iv) has been notified in writing that the Review Panel has affirmed the denial of the application; provided, however, that legal action may be brought after the Company or the Review Panel has failed to take any action on the claim within the time prescribed by Sections 13.2 and 13.5, respectively.

                                   Article 14

                     Amendment or discontinuance of the plan

     14.1 Amendments. The Company reserves the right to amend (retroactively or prospectively) any or all of the provisions of the Plan at any time in any manner that it may deem advisable; provided, however, that no such amendment shall make it possible for any of the corpus or income of the Trust to be used for, or diverted to, purposes other than the exclusive benefit of Participants and their Beneficiaries under the Plan, nor shall any such amendment make it possible to deprive any Participant of a previously accrued benefit, except to the extent permitted by Section 412(c)(8) of the Code. Any such amendment to the Plan may be adopted by one or more officers of the Company acting on behalf of the Company; provided, however, that any amendment to the Plan which would increase the contributions (other than 401(k) Contributions) that an Employer would be obligated to make to the Plan must be approved by the Board.

     14.2 Merger, Consolidation or Transfer. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, the benefit that each Participant would be entitled to receive if the Plan were to terminate immediately after the merger, consolidation or transfer shall not be less than the benefit that he or she would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation or transfer. In the event a Participant's benefits are transferred to another qualified plan maintained by the Employer or any Affiliate of the Employer, if such transfer would result in the elimination or reduction of any benefits protected under
Section 411(d)(6) of the Code, such transfer of benefits shall be conditioned upon a voluntary, fully informed election by the Participant to transfer such Participant's benefits to such other qualified plan in accordance with regulations under Section 411(d)(6) of the Code.

     14.3 Right to Terminate Plan. The Company reserves the right to discontinue the Plan at any time with respect to any or all Employers. Any Employer shall have the power to discontinue the Plan at any time with respect to such Employer.

     14.4 Employer's Rights and Obligations Upon Plan Termination. Any other provision of the Plan to the contrary notwithstanding, upon any termination of the Plan, the Employer shall have no obligation or liability whatsoever to make any further payments (including any Employer Matching Contributions payable prior to such termination) to the Trustee for benefits under the Plan. Neither the Trustee nor any Participant, Employee or Beneficiary shall have any right to compel the Employer to make any payment after the termination of the Plan.

     14.5 Participants' Rights Upon Plan Termination. If the Plan is terminated or partially terminated, or if contributions are completely discontinued, then each Participant who then is an Employee and who is directly affected by such event shall have a one hundred percent (100%) vested interest in his or her Account (including all subaccounts), without regard to his or her Period of Service.

                                   Article 15

                              Top-Heavy Provisions

     15.1 Top-Heavy Plan Defined. Notwithstanding any other provision of this Plan to the contrary, this Article 15 shall apply if the Plan is a "Top-Heavy Plan" as defined herein. The Plan shall be a Top-Heavy Plan in a Plan Year if, as of the "Determination Date" (as defined in Section 15.2), the aggregate Account balances of "Key Employees" (as defined in Section 15.2) under the Plan exceeds sixty percent (60%) of the aggregate Account balances under the Plan of all Employees, but excluding the Account balances of former Key Employees.

For purposes of this Article 15, an Employee's Account balance is the sum of (i) his or her Account balance as of the most recent Valuation Date within the twelve (12) month period ending on the Determination Date, (ii) any contributions allocated to his or her Account after the Valuation Date and on or before the Determination Date, and (iii) the aggregate distributions (including distributions made on account of death and distributions from any terminated qualified retirement plan previously maintained by the Employer that would be included in the "Required Aggregation Group" (as defined in Section 15.2) if not terminated) made with respect to such Employee during the five-year period ending on the Determination Date and not reflected in the value of his or her Account as of the most recent Valuation Date.

In determining whether this Plan is a Top-Heavy Plan, all employers that are aggregated under Section 414(b), (c), (m) or (o) of the Code shall be treated as a single employer. In addition, all plans that are part of the Required Aggregation Group shall be treated as a single plan.

Notwithstanding the foregoing provisions of this Section 15.1, the following shall not be taken into consideration when determining an Employee's Account balance, except to the extent provided by regulations:

          (a) Any Rollover Contribution (or similar transfer) initiated by the Employee to this Plan (see Section 416(g)(4)(A) of the Code);

          (b) The Account balance of any individual who has not performed services for the Employer at any time during the five-year period ending on the Determination Date (see Section 416(g)(4)(E) of the Code).

     15.2 Other Definitions. For purposes of this Article 15, the following terms shall have the following meanings:

          (a) "Compensation", as used in this Article 15, shall have the same meaning given that term in Section 2.13.

          (b)  "Determination  Date"  means the last day of the  preceding  Plan
Year.

          (c) "Employee" means (i) a current Employee or (ii) a former Employee who was credited with an Hour of Service during the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years.

          (d) "Key Employee" means an Employee, a former Employee, or the Beneficiary under the Plan of a former Employee who, in the Plan Year containing the Determination Date, or any of the four (4) preceding Plan Years, is:

               (1) An officer of the Employer having an annual Compensation greater than fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year. Not more than fifty (50) Employees or, if less, the greater of three (3) Employees or ten percent (10%) of the Employees shall be considered as officers for purposes of this paragraph.

               (2) One of the ten (10) Employees owning (or considered as owning within the meaning of Section 318 of the Code) the largest interest in the Employer, which is more than one-half percent (.5%) ownership interest in value, and whose Compensation exceeds the maximum dollar limitation under Section 415(c)(1)(A) of the Code as in effect for the calendar year in which the Determination Date falls.

               (3) A five percent (5%) owner of the Employer.

               (4) A one percent (1%) owner of the Employer having an annual Compensation from the Employer of more than $150,000.

Whether an Employee is a five percent (5%) owner or a one percent (1%) owner shall be determined in accordance with Section 416(i)(1)(B) of the Code.

          (e) "Non-Key Employee" means any Employee who is not a Key Employee o any Beneficiary under the Plan of a former Employee who was not a Key Employee.

          (f) "Required Aggregation Group" means:

               (1) Each stock bonus, pension or profit sharing plan of the Employer in which a Key Employee participates and which is intended to qualify under Section 401(a) of the Code; and

               (2) Each other such stock bonus, pension or profit sharing plan of an Employer which enables any plan in which a Key Employee participates to meet the requirements of Section 401(a)(4) or Section 410 of the Code.

     15.3 Top-Heavy Accrual Rules. If the Plan is a Top-Heavy Plan in a Plan Year, the following rules shall apply:

          (a) the aggregate Profit Sharing Contributions, Qualified Nonelective Contributions, Qualified Matching Contributions, and Forfeitures allocated to each "Eligible Non-Key Employee" (as defined below) shall not be less than the lesser of the following percentages of the Eligible Non-Key Employee's Compensation for the Plan Year:

               (1) Three percent (3%) or, if the Employer has a defined benefit plan which designates this Plan to satisfy the requirements for a minimum contribution or benefit under Section 416 of the Code, five percent (5%); or

               (2) The highest percentage of Compensation provided in the form of all contributions under the Plan (including 401(k) Contributions and Employer Matching Contributions) on behalf of any Key Employee for the Plan Year, including if that percentage is zero, zero percent (0%).

For purposes of this Section 15.3, "Eligible Non-Key Employee" shall mean a Non-Key Employee who is an Eligible Employee and who has not separated from service at the end of the Plan Year, regardless of (i) whether he or she has completed less than 1,000 Hours of Service during the Plan Year, (ii) his or her level of Compensation, or (iii) whether he or she has declined to make any 401(k) Contributions.

          (b) a  Participant's  vested  interest  in his or her  Profit  Sharing
Contributions Account shall be the percentage determined under the vesting schedule contained in Subsection 7.2(a) or the percentage determined under the vesting schedule set forth below, whichever is greater:

                                                Vested
          Years of Service                    Percentage
          ----------------                    ----------
          Less than 2                              0%
          2 but less than 3                       20%
          3 but less than 4                       40%
          4 but less than 5                       60%
          5 but less than 6                       80%
          6 or more                              100%

          (c) a Participant's vested interest in his or her Employee Matching Contributions Account shall be the percentage determined under the vesting schedule contained in Subsection 7.3(a) or the percentage determined under the vesting schedule set forth below, whichever is greater:

                                                Vested
          Years of Service                    Percentage
          ----------------                    ----------
          Less than 3                              0%
          3 or more                              100%

However, for any Plan Year which (i) occurs subsequent to a Plan Year in which this Plan was determined to be Top-Heavy and (ii) in which the Plan is not determined to be Top-Heavy, the vesting schedules contained in Subsections 7.2(a) and 7.3(a) shall again be effective except that the vested percentages of any Participant shall not be reduced thereby and any Participant with three (3) or more Years of Service shall have the right to select the vesting schedules under which his or her vested Account balance will be determined.

     15.4 Impact on Contribution Limitations. For any Plan Year during which the Plan is a Top-Heavy Plan, the number "1.0" shall be substituted for the number "1.25" wherever it appears in Section 415(e)(2)(B) and (3)(B) of the Code and Sections 2.16 and 2.17 of this Plan.

                                   Article 16

                               General Provisions

     16.1 No Implied Employment Contract. The adoption and maintenance of the Plan shall not be deemed to be a contract of employment between an Employer and any Employee. Accordingly, the Plan shall not be deemed (i) to give any Employee or other person any right to be retained in the employ of an Employer nor (ii) to interfere with the right of an Employer to discharge any Employee or other person at any time and for any reason, which right is hereby reserved.

     16.2 Benefits Not Assignable. Except as otherwise provided in Article 10 or as provided in Section 414(p) of the Code with respect to qualified domestic relations orders, or as otherwise provided under Section 401(a)(13) of the Code, no interest, whether vested or not, of a Participant or Beneficiary in the Plan, no Account balance nor distribution or payment under the Plan to any Participant or Beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any distribution or payment in any way be liable for or subject to the debts, contracts, liabilities, engagements or torts of any Participant or Beneficiary. If any Participant or Beneficiary has been adjudicated a bankrupt or has purported to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any distribution or payment, voluntarily or involuntarily, then the Company, in its discretion, may direct the Trustee to hold or apply the distribution or payment or any part thereof to or for the benefit of such Participant or Beneficiary in such manner as the Company shall direct.

     16.3 Qualified Domestic Relations Order. In accordance with Section 414(p) of the Code, the Company shall establish reasonable written procedures to determine the qualified status of domestic relations orders received with respect to Participants and to administer distributions to alternate payees under such qualified domestic relations orders. Notwithstanding any other provision of the Plan, benefits under the Plan that are the subject of a qualified domestic relations order may be distributed to any alternate payee in compliance with the provisions of such qualified domestic relations order, without regard to whether the Participant to whose benefits the qualified domestic relations order relates has terminated employment with an Employer or has reached "earliest retirement age," as that term is defined in Section 414(p) of the Code. Any payment to an alternate payee, or to his or her legal representative or beneficiary, pursuant to the terms of a qualified domestic relations order, shall be in full satisfaction of all claims under such order against the Trustee or an Employer, any of who may require such alternate payee, or his or her legal representative or beneficiary, to execute a receipt therefore in such form as shall be determined by the Trustee or an Employer, as the case may be.

     16.4 Payments of Benefits to Infants or Incompetents. If the Company determines that any person entitled to payments under the Plan is an infant or is incompetent by reason of a physical or mental disability, then it may cause all payments thereafter becoming due to such person to be made to any other person for his or her benefit, without responsibility for the application of amounts so paid. Payments made pursuant to this provision shall completely discharge an Employer and the Trustee.

     16.5 Unclaimed Benefits. If any benefit would be distributable under the Plan but the Company is unable, after reasonable and diligent effort, to locate the Participant or Beneficiary to whom the distribution is payable for three (3) consecutive Plan Years, then the Participant's Account may be closed after the third consecutive Plan Year during which such distribution is payable but the Participant or Beneficiary cannot be found. The amount of the unpaid benefit shall be reallocated as determined by the Company, unless mandatory provisions of applicable escheat laws require another application, in which event such benefit shall be applied as such laws require. If, however, the Participant or Beneficiary subsequently makes a proper claim to the Company for any benefit that was reallocated and that was not lost by escheat, then such benefit (without income, gains or other adjustment) shall be restored to the Participant's Account from a special contribution made by the Employer for this purpose. The benefit shall thereafter be distributable in accordance with the terms of the Plan. Notification by certified or registered mail to the last known address of the Participant or Beneficiary will be deemed a reasonable and diligent effort to locate such person.

     16.6 Source of Benefits. The Trust shall be the sole source of benefits under the Plan, and each Participant, Beneficiary or other person who claims the right to any payment or benefit under the Plan shall only be entitled to look to the Trust for such payment or benefit and shall not have any right, claim or demand therefor against an Employer or any officer or director of an Employer.

     16.7 Forms of Plan Communications. All communications from a Participant or Beneficiary with regard to the Plan shall become effective only when made in writing and filed with the Company. If the Company has adopted prescribed forms for any communications, such communications shall be effective only if filed on such forms.

     16.8 IRS Qualification. The Employer intends that the Plan (including the Trust Agreement forming a part thereof) shall be a qualified defined contribution plan for the exclusive benefit of Employees and their Beneficiaries, as provided in Sections 401(a), 401(k) and 501(a) of the Code.

     16.9 Construction of Plan. Any gender, where appearing in the Plan, shall be deemed to include the other gender, the singular shall include the plural, and the plural shall include the singular, unless the context otherwise requires. Titles are for reference only. In the event of a conflict between a title and the text of the Plan, the text of the Plan shall control. In the event of a conflict between the text of the Plan and any summary, description or other information regarding the Plan, the text of the Plan shall control.

     16.10 Governing Law. The provisions of the Plan shall be construed, administered and governed according to ERISA and, to the extent not superseded by ERISA, the laws of the State of California.

     16.11 Severability. If any provision of the Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

                                   Article 17

                                    Execution

     To record the amendment and restatement of the Plan to read as set forth herein, effective as of January 1, 1992, the Company has caused its authorized officer to execute this document this 15th day of March, 1994.
                                      ----        -----

                                          FIRST DEPOSIT CORPORATION

                                          By: /s/ Mary L. Stumpo
                                              -------------------------

                                          Printed Name: Mary L. Stumpo

                                          Title:   Vice President H.R.

                             FIRST AMENDMENT TO THE

                      FIRST DEPOSIT CORPORATION 401(k) PLAN



         WHEREAS, First Deposit Corporation (the "Company") amended and restated the First Deposit Corporation 401(k) Plan (the "Plan"), effective January 1, 1992;

         WHEREAS, the Plan received a favorable determination letter from the Internal Revenue Service ("IRS") on May 24, 1995;

         WHEREAS, in order to rely on such determination letter the IRS has requested that various amendments to the Plan be adopted; and

         WHEREAS,  the  Company  may amend the Plan  pursuant  to  Section  14.1 thereof.

         NOW, THEREFORE, effective January 1, 1992, unless otherwise noted, the Plan is amended as follows:

1. Effective September 1, 1994, Section 2.11 of the Plan shall be amended to read as follows:

         "Company" means Providian Bancorp, Inc. and any successor thereto.

2. Effective May 11, 1994, Section 2.12 of the Plan shall be amended to read as follows:

         "Company Stock" means common stock of Providian Corporation.

3. Effective January 1, 1994, the second sentence of the second to last paragraph of Section 2.13 of the Plan shall be amended to read as follows:

         For purposes of allocating Profit Sharing Contributions and Qualified Nonelective Contributions under Article 4 (but not for purposes of the limitations contained in Section 4.11), Compensation shall include: (i) 401(k) Contributions, (ii) other elective contributions that are made by the Employer or an Affiliate on behalf of its Employees that are not includable in gross income under Sections 125 (prior to January 1, 1994, Compensation shall exclude First Flex Credits that are used to purchase insurance benefits pursuant to the terms of the First Flex
         Plan),  402(e)(3) (prior to January 1, 1993,  402(a)(8)),  402(h),  and
         403(b) of the Code, (iii) Compensation deferred under an eligible deferred compensation plan within the meaning of Section 457(b) of the Code (deferred compensation plans of state and local governments and tax-exempt organizations), and (iv) employee contributions (under governmental plans) described in Section 414(h)(2) of the Code that are picked up by the employing unit and thus are treated as employer contributions.

4. Effective September 1, 1994, Section 2.23 of the Plan shall be amended to read as follows:

         "Employer" means the Company, First Deposit National Bank, First Deposit National Credit Card Bank (effective January 1, 1995, Providian National Bank), Providian National Bancorp, First Deposit Service Corporation, and any other Affiliate of the Company that, with the approval of the Company and subject to such conditions as the Company may impose, adopts this Plan, and any successor or successors of any of them.

5. Effective January 1, 1995, Section 2.34 of the Plan shall be amended to read as follows:

         "First Flex Plan" means the Providian Bancorp, Inc. First Flex Plan, as amended from time to time.

6. Effective January 1, 1994, the second paragraph of Section 2.41 defining "Highly Compensated Employee" shall be amended to read as follows:

         Unless the Company elects otherwise in accordance with applicable regulations, the "Lookback Year" is the twelve (12) month period immediately preceding the beginning of the Plan Year for which the determination of who is a Highly Compensated Employee is being made and the "Determination Year" is such Plan Year. If the Company so elects, the Lookback Year shall instead be the calendar year ending with or within the Plan Year and the Determination Year shall be the portion (if any) of such Plan Year extending beyond such calendar year. If the Company makes such an election and if the Plan Year is other than the calendar year, the calculation with respect to who are Highly Compensated Employees in the Determination Year shall be adjusted pursuant to applicable regulations.

7. Effective September 1, 1994, Section 2.51 of the Plan shall be amended to read as follows:

         "Plan" means the Providian Bancorp, Inc. 401(k) Plan, as set forth herein and as amended from time to time.

8. The second sentence of the last paragraph of Subsection 4.1(d) of the Plan shall be amended to read as follows:

         The amount of Excess Elective Deferrals that may be distributed under this Subsection 4.1(d) with respect to a Participant for a taxable year shall be reduced by any Excess Contributions previously distributed or recharacterized in accordance with Subsection 4.9(b) for the Plan Year beginning with or within the Participant's taxable year.

9.       A new Paragraph 4.9(c)(12) shall be added to the Plan as follows:

         (12) The amount of Excess Contributions that may be distributed or recharacterized under Subsection 4.9(b) with respect to a Participant for a Plan Year shall be reduced by any Excess Elective Deferrals previously distributed in accordance with Subsection 4.1(d) for the Participant's taxable year ending with or within the Plan Year.

10.      A new Paragraph 4.9(c)(13) shall be added to the Plan as follows:

         (13) Excess Contributions that are recharacterized as Voluntary Contributions under Paragraph 4.9(b)(1) shall continue to be treated as 401(k) Contributions for purposes of in-service withdrawals under
         Article 9.

11.      A new Paragraph 4.9(f)(9) shall be added to the Plan as follows:

         (9) The amount of Excess Aggregate Contributions with respect to a Participant for a Plan Year shall be calculated after determining the Excess Contributions to be recharacterized as Voluntary Contributions for such Plan Year under Paragraph 4.9(b)(1).

12.      A new Paragraph 4.9(f)(10) shall be added to the Plan as follows:

         (10) Excess Aggregate Contributions to be distributed under Paragraph 4.9(e)(1) shall be made first from unmatched Voluntary Contributions, if any, then from matched Voluntary Contributions and their related Matching Contributions, if any, and then from Matching Contributions related to 401(k) Contributions.


         Executed this 15 day of June, 1995.
                       --        ----


                                    PROVIDIAN BANCORP, INC.



                                    By: /s/ Mary L. Stumpo
                                        ------------------
                                        Mary L. Stumpo
                                        Vice President
                                        Human Resources

                             SECOND AMENDMENT TO THE

                       PROVIDIAN BANCORP, INC. 401(K) PLAN


WHEREAS,  Providian  Bancorp,  Inc.  (the  "Company")  maintains  the  Providian
Bancorp, Inc. 401(k) Plan (the "Plan"), as amended and restated effective January 1, 1992;

WHEREAS, the Company wishes to amend the Plan in order to change the method for determining a participant's account balance under the Plan with respect to distributions from the Plan; and

WHEREAS, the Company may amend the Plan pursuant to Section 14.1 thereof.

NOW, THEREFORE, effective August 1, 1995, the Plan is amended as follows:

1.       Section 8.16 of the Plan shall be amended to read as follows:

         Determination of Account Balance. Whenever a Participant or his or her Beneficiary is entitled to receive a distribution of the entire amount or a percentage of his or her Account balance, the amount of such Account balance shall be determined as of the Valuation Date coinciding with or following the date of the distribution request.

         Executed this     day of July, 1995.
                       ---        ----


                                    PROVIDIAN BANCORP, INC.



                                    By: /s/ Mary L. Stumpo
                                        ------------------
                                        Mary L. Stumpo
                                        Vice President
                                        Human Resources

                             THIRD AMENDMENT TO THE

                       PROVIDIAN BANCORP, INC. 401(k) PLAN


WHEREAS, Providian Bancorp, Inc. (the "Company") amended and restated the Providian Bancorp, Inc. 401(k) Plan (the "Plan"), effective January 1, 1992;

WHEREAS, the Plan received a favorable determination letter from the Internal Revenue Service ("IRS") on May 24, 1995;

WHEREAS, the Company may amend the Plan pursuant to Section 14.1 thereof.

NOW, THEREFORE, effective January 1, 1996, unless otherwise noted, the Plan is amended as follows:

1. Effective April 1, 1996, Section 3.1(a) of the Plan shall be amended to read as follows:

     (a) Each Eligible Employee who has entered into the Plan prior to the Effective Date shall continue to participate, and each other Eligible Employee shall be entitled to become a Participant in the Plan on the day following the end of the first complete pay cycle next following his or her Employment Commencement Date, provided that he or she is an Eligible Employee on such date.

2.   Section 4.1(a) of the Plan shall be amended to read as follows:

     (a) Subject to the limitations established by this Article 4, the Employer shall make 401(k) Contributions on an Eligible Employee's behalf in an amount equal to the amount of Salary that the Eligible Employee has elected to defer pursuant to the Eligible Employee's 401(k) Agreement plus the amount of an Eligible Employee's First Flex Credits allocated to the Plan (to the extent permitted under the terms of the First Flex Plan). Each Eligible Employee may elect to have the Employer contribute to the Plan from zero percent (0%) to a maximum of thirteen percent (13%) (prior to January 1, 1993, fifteen percent (15%)) of such Eligible Employee's Salary for the Plan Year in accordance with such uniform and nondiscriminatory rules and procedures as the Company may establish. Such contribution shall include any First Flex Credits allocated to the Plan by the Eligible Employee.

3.   Section 4.2 of the Plan shall be amended to read as follows:

     Voluntary Contributions. The Employer shall make Voluntary Contributions on an Eligible Employee's behalf in an amount equal to the amount of Salary that the Eligible Employee has elected to contribute pursuant to the Eligible Employee's 401(k) Agreement. However, no Voluntary Contributions shall be made under the Plan for the period from January 1, 1993 through April 30, 1993. Each Eligible Employee may make Voluntary Contributions to the Plan in an amount from zero percent (0%) to a maximum of six percent (6%) of such Eligible Employee's Salary for the Plan Year in accordance with such uniform and nondiscriminatory rules and procedures as the Company may establish. Not withstanding the previous sentence, an Eligible Employee's election to contribute 401(k) Contributions and Voluntary Contributions for a Plan Year shall not exceed thirteen percent (13%) (prior to January 1, 1993, fifteen percent (15%)) of such Eligible Employee's Salary for the Plan Year.

4.   Section 9.7 of the Plan shall be amended to read as follows:

     Frequency and Source of Withdrawals. A Participant shall not be permitted to make more than five withdrawals under this Article 9 in any Plan Year. Withdrawals shall be paid from the affected Account and subaccounts. If more than one Investment Fund is available to pay the withdrawal, the withdrawal shall be made pro rata from the Investment Fund(s); provided, however, that a Hardship withdrawal shall be made only after the maximum amount available without demonstrating a Hardship has been withdrawn.

5.   Section 11.2 of the Plan shall be amended to read as follows:

     Expenses of the Plan. The participating Employers shall pay all expenses of the Plan, except such expenses as are paid out of the trust pursuant to the terms of the Trust Agreement entered into with the Trustee, and as are deducted from Participants' Accounts in order to pay for administrative services pursuant to a services agreement entered into with a third party provider of administrative or recordkeeping services.


Executed this 31 day of Dec., 1995.
              --        ----

                                                     PROVIDIAN BANCORP, INC.



                                                     By: /s/ Mary L. Stumpo
                                                         -------------------
                                                         Mary L. Stumpo
                                                         Vice President
                                                         Human Resources

                             FOURTH AMENDMENT TO THE

                       PROVIDIAN BANCORP, INC. 401(k) PLAN



WHEREAS,   Providian  Corporation  has  spun  off  its  wholly-owned  subsidiary
Providian Bancorp, Inc.;

WHEREAS, Providian Bancorp, Inc. has changed its name to Providian Financial Corporation (the "Company");

WHEREAS, the Company maintains the Providian Bancorp, Inc. 401(k) Plan (the "Plan"), which it last restated effective as of January 1, 1992, and has since amended three times; and

WHEREAS, the Company wishes to amend the Plan to reflect the Company's new name (and new names of other adopting employers), and to permit participants to self-direct the investment of their Profit Sharing Contributions Accounts;

NOW, THERFORE, the Plan is amended as follows:

1. Effective as of June 10, 1997, the name "Providian Financial Corporation" is substituted for "Providian Bancorp, Inc." each time the latter name appears.

2.   Effective as of June 10, 1997, Section 2.11 is amended to read as follows:

          2.11 "Company" means Providian Financial Corporation and any successor thereto.

3.   Effective as of June 10, 1997, Section 2.12 is amended to read as follows:

          2.12 "Company Stock" means common stock of the Company.

4. Effective as of January 1, 1996, Section 2.23 is amended to read as follows:

          2.23 "Employer" means the Company, First Deposit National Bank, Providian National Bank (formerly, First Deposit National Credit Card
     Bank), Providian National Bancorp, First Deposit Service Corporation, Providian Credit Services, Inc., and any other Affiliate of the Company that, with the approval of the Company and subject to such conditions as the Company may impose, adopts this Plan, and any successor or successors of any of them.

5.   Effective as of June 30, 1997, Section 2.23 is amended to read as follows:

          2.23 "Employer" means the Company, First Deposit National Bank, Providian National Bank (formerly, First Deposit National Credit Card
     Bank), Providian Bancorp Services (formerly, Providian National Bancorp), First Deposit Service Corporation, Providian Bank (formerly, Providian Credit Services, Inc.), and any other Affiliate of the Company that, with the approval of the Company and subject to such conditions as the Company may impose, adopts this Plan, and any successor or successors of any of them.

6.   Effective as of June 10, 1997, Section 2.51 is amended to read as follows:

          2.51 "Plan" means the Providian Financial Corporation 401(k) Plan (formerly known as the Providian Bancorp, Inc. 401(k) Plan, the First Deposit Corporation 401(k) Plan and the Deferred Profit Sharing Plan for Employees of First Deposit Corporation and its Affiliates), as set forth herein and as from time to time amended.

7.   Effective as of July 1, 1997, Section 6.1 is amended to read as follows:

          6.1 Investment Control.

          (a) A Participant shall have the right to direct the investment of his or her 401(k) Account, Profit Sharing Contributions Account, Voluntary Contributions Account, and Rollover Account or a specified portion thereof in accordance with Section 6.3 among such Investment Funds as are selected by the Company.

          (b) Participant's Employer Matching Contributions Accounts shall be invested in Company Stock. Participants do not have the right to direct the investment of their Employee Matching Contributions Accounts under the Plan.

8.   Effective as of July 1, 1997, Section 6.2 is amended to read as follows:

          6.2 Selection of Investment Funds. The Company shall have the authority to select and withdraw, in its sole discretion, one or more Investment Funds for the investment of Participants' 401(k) Accounts, Profit Sharing Contributions Accounts, Voluntary Contributions Accounts, and Rollover Accounts upon prior written notice to Participants.

9.   Effective as of July 1, 1997, Section 6.3(b) is amended to read as follows:

          (b) Each Participant who directs the investment of his or her 401(k) Account, Profit Sharing Contributions Account, Voluntary Contributions Account, and Rollover Account is solely responsible for the selection of his or her investment options. The Trustee, the Company, and the officers, supervisors, and other employees of any such entity are not authorized to advise a Participant as to the manner in which his or her 401(k) Account, Profit Sharing Contributions Account, Voluntary Contributions Account, and Rollover Account shall be invested. The fact that an Investment Fund is available to a Participant for investment under the Plan shall not be construed as a recommendation for investment in that Investment Fund. In the event no election is made by a Participant, such amounts available for his or her election will be invested by the Trustee in a balanced fund or similar investment.

10. Effective as of July 1, 1997, the first sentence of Section 6.5 is amended to read as follows:

     The Company shall prescribe, on a uniform and nondiscriminatory basis, the timing and frequency with which Participants may elect to transfer amounts already allocated to their 401(k) Account, Profit Sharing Contributions
     Account, Voluntary Contributions Account, and Rollover Accounts between available Investment Funds.





Executed this 31 day of October, 1997.
              --        -------



                                            PROVIDIAN FINANCIAL CORPORATION



                                            By /s/ John H. Rogers
                                               ----------------------------

                             FIFTH AMENDMENT TO THE

                   PROVIDIAN FINANCIAL CORPORATION 401(k) PLAN



WHEREAS, the Company maintains the Providian Financial Corporation 401(k) Plan (the "Plan"), which it last restated effective as of January 1, 1992, and has since amended four times; and

WHEREAS, the Company wishes to modify and clarify the Plan's eligibility rules.

NOW, THEREFORE, Plan is amended as follows:

1.   Effective as of January 1, 1992, Section 2.28 is deleted in its entirety.

2. Effective as of April 1, 1998, Section 3.1(a) is amended to read as follows:

          (a) Each Eligible Employee who has entered into the Plan prior to the Effective Date shall continue to participate, and each other Eligible Employee shall be entitled to become a Participant in the Plan on the first day of the third calendar month that follows his or her Employment Commencement Date, provided that he or she is an Eligible Employee on such date.



Executed this 10 day of October, 1998.
              --        -------



                                            PROVIDIAN FINANCIAL CORPORATION



                                            By:  /s/ David J. Petrini
                                               ----------------------------